SCHEDULE 14A PRIVATE
(Rule 14A-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14 INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐       Preliminary Proxy Statement
☐       Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑       Definitive Proxy Statement
☐       Definitive Additional Materials
☐       Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
SPATIALIZER AUDIO LABORATORIES, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☐	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
Common Stock

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
$1,000,000.00 (cash purchase price of the assets)

	(4)	Proposed maximum aggregate value of transaction:
$1,000,000.00

	(5)	Total fee paid:
$200.00

☑	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee if offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

2025 Gateway Place, Suite 365 West Wing •  San Jose, CA 95110

November 30, 2006

Dear Stockholder:

On behalf of the board of directors (the “Board”), I cordially invite you to the annual meeting of the stockholders (the “Annual Meeting”) of Spatializer Audio Laboratories, Inc. (“Spatializer”) which will be held on Wednesday, January 24, 2007 at 4:00 p.m. at the offices of Reed Smith LLP, 1901 Avenue of the Stars, Suite 700, Los Angeles, California 90067. I hope that you will be able to attend in person. Following the formal business of the Annual Meeting, management will be available to respond to your questions.

At the Annual Meeting, stockholders will be asked to consider and vote upon the following matters:

(1) The sale of all or substantially all of the assets of Spatializer and Desper Products, Inc., a wholly owned subsidiary of Spatializer, to DTS, Inc. and its wholly owned subsidiary DTS BVI, Limited pursuant to an Asset Purchase Agreement as described in the accompanying proxy materials;

(2) Assuming approval of proposal 1 above, approval of the dissolution of Spatializer;

(3) The nomination and election of Henry R. Mandell to serve as a director of Spatializer until the Annual Meeting of Stockholders to be held in 2009;

(4) To ratify the selection of Farber & Hass LLP as independent auditors of Spatializer for its fiscal year ending December 31, 2007; and

(5) Such other matters as properly be presented at the Annual Meeting or any adjournment or postponement thereof.

The Board has approved and recommends that the stockholders vote FOR each of the matters described in proposals 1, 2, and 4 above and FOR the director nominated by the Board.

At the Annual Meeting, each holder of record of shares of common stock, par value $0.01 per share (“common stock”) as of November 27, 2006, the record date for the meeting will be entitled to one vote on each matter properly brought before the Annual Meeting.

Information regarding the proposed sale of assets and dissolution of Spatializer, the nominee for director of Spatializer and the independent auditors and other important information is set forth in the accompanying Notice and Proxy Statement and should be considered carefully by stockholders.

I hope that you will attend the Annual Meeting. Whether or not you plan to attend the Annual Meeting, and regardless of the number of shares of stock you own, please complete, date and sign the enclosed proxy card and return it promptly in the accompanying envelope. You may, of course, attend the Annual Meeting and vote in person, even if you have previously returned your proxy card.

Sincerely,
SPATIALIZER AUDIO LABORATORIES, INC.

HENRY R. MANDELL
Chairman of the Board

2025 Gateway Place, Suite 365 West Wing •  San Jose, CA 95110

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Notice is hereby given that Spatializer Audio Laboratories, Inc. (the “Company”) will hold the Annual Meeting of Stockholders on Wednesday, January 24, 2007 at 4:00 p.m. at the offices of Reed Smith LLP, 1901 Avenue of the Stars, Suite 700, Los Angeles, California 90067, for the following purposes:

1. To approve of the sale of all or substantially all of the assets of Spatializer and Desper Products, Inc., a wholly owned subsidiary of Spatializer, to DTS, Inc. and its wholly owned subsidiary DTS BVI, Limited pursuant to an Asset Purchase Agreement as described in the accompanying proxy materials.

2. Assuming approval of proposal 1 above, to approve of the dissolution of Spatializer.

3. To elect Henry R. Mandell as a director of Spatializer to serve until the Annual Meeting of Stockholders to be held in 2009.

4. To ratify the selection of Farber & Hass LLP as independent auditors of Spatializer for its fiscal year ending December 31, 2007.

5. To act upon other matters that may properly come before the Annual Meeting.

The board of directors has fixed November 27, 2006 as the record date for the determination of the stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement of the Annual Meeting.

At the Annual Meeting, each share of common stock represented will be entitled to one vote on each matter properly brought before the Annual Meeting.

Your attention is directed to the accompanying Proxy Statement. Stockholders who do not expect to attend the Annual Meeting in person are requested to date, sign and mail the enclosed proxy as promptly as possible in the enclosed envelope.

BY ORDER OF THE BOARD OF DIRECTORS

HENRY R. MANDELL
Chairman of the Board

DATED: November 30, 2006

THE BOARD HAS APPROVED AND RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR EACH OF THE PROPOSALS DESCRIBED IN THIS NOTICE AND FOR THE DIRECTOR NOMINATED BY THE BOARD.

IT IS IMPORTANT THAT ALL STOCKHOLDERS VOTE. WE URGE YOU TO SIGN AND RETURN THE ENCLOSED PROXY WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING. THE PROXY MAY BE REVOKED AT ANY TIME PRIOR TO ITS EXERCISE. IN ORDER TO FACILITATE THE PROVIDING OF ADEQUATE ACCOMMODATIONS, PLEASE INDICATE ON THE PROXY WHETHER YOU PLAN TO ATTEND THE ANNUAL MEETING.

SUMMARY TERM SHEET

The following summary briefly describes the material terms of the proposed sale of assets by Spatializer Audio Laboratories, Inc. (“Spatializer” or “we,” “our” or similar words) and its wholly owned subsidiary, Desper Products, Inc. (“Desper Products”). While this summary describes the material terms that you should consider when evaluating the asset sale, this proxy statement contains a more detailed description of these terms. A copy of the Asset Purchase Agreement is attached and we encourage you to read it and this proxy statement carefully before voting your shares of Spatializer’s common stock. We have included section and page references to the proxy statement to direct you to a more complete description of the topics described in this summary.

•	Spatializer, a Delaware corporation, is a developer, licensor and marketer of next generation technologies for the consumer electronics, personal computing, entertainment and cellular telephone markets.

•	Desper Products is a California corporation and a wholly owned subsidiary of Spatializer. It owns certain of the key intellectual property to be sold to DTS, Inc. pursuant to the Asset Purchase Agreement.

•	DTS, Inc. (“DTS”) is a Delaware corporation and a leading provider of entertainment technology, products and services to the audio and image entertainment markets worldwide. DTS desires to acquire all or substantially all of the assets of Spatializer and Desper Products pursuant to the terms of the Asset Purchase Agreement.

•	DTS BVI, Limited (“DTS BVI”) is a British Virgin Island corporation and a wholly owned subsidiary of DTS.

•	Asset Purchase Agreement — Spatializer and Desper Products have entered into an Asset Purchase Agreement, dated as of September 18, 2006, with DTS and DTS BVI pursuant to which DTS and DTS BVI will acquire substantially all of the assets of both Spatializer and Desper for an aggregate cash payment of $1,000,000, provided that, among other things, the sale is approved by the stockholders of Spatializer. Spatializer, as the sole shareholder of Desper Products, has already approved of the sale of the assets of Desper Products to DTS. See “Proposal 1 — Approval of Sale of All or Substantially All of the Assets of Spatializer and Desper Products” commencing on page 16.

•	After the Sale of the Assets — It is contemplated that, assuming the approval and consummation of the sale of the assets of Spatializer and Desper Products as described in this proxy statement, each of Spatializer and Desper Products will dissolve and wind up. We are seeking your approval of the sale of the assets of Spatializer and Desper Products and the dissolution of Spatializer. See “Proposal 2 — Approval of Dissolution of Spatializer” commencing on page 20.

•	Reasons for the Sale of Assets — The board of directors of Spatializer considered a number of factors in deciding to sell its assets and dissolve. Those reasons included, among others, the consideration to be received by Spatializer; the poor business outlook for Spatializer; the current and future uncompetitive landscape for Spatializer in our industry; the weak financial viability of Spatializer; lack of full-time management; the status and history of discussions with other potential bidders and our auction process; and the terms of the Asset Purchase Agreement. See “Sale of All or Substantially All of the Assets — Recommendation of our Board of Directors and Reasons for the Sale of Assets and Dissolution” commencing on page 12.

•	Recommendation of the Board of Spatializer — The board of directors of Spatializer has unanimously deemed the sale of substantially all of Spatializer’s and Desper Products’ assets to be in the best interests of Spatializer. Our board of directors has unanimously approved the Asset Purchase Agreement and the sale of assets contemplated by that agreement, recommends its advisability and recommends that you vote at the annual meeting “FOR” the approval of the Asset Purchase Agreement and the sale of assets contemplated by that agreement. See “Sale of All or Substantially All of the Assets of Spatializer and Desper Products — Recommendation of our Board of Directors and Reasons for the Sale of Assets and Dissolution” commencing on page 12. The board of directors has also unanimously deemed it advisable, assuming approval and consummation of the sale of substantially all of our assets and the assets of Desper Products, that Spatializer be dissolved. See “Proposal 2 — Approval of Dissolution of Spatializer” commencing on page 20.

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•	Appraisal Rights — The stockholders of Spatializer will not have any appraisal rights in connection with the asset sale transaction.

•	Required Vote — For us to complete the sale of substantially all of the assets of Spatializer and Desper Products and to enable us to dissolve, stockholders holding at least a majority of the shares of Spatializer’s common stock outstanding at the close of business on the record date of November 27, 2006 must vote “FOR” the sale of assets as provided in the Asset Purchase Agreement and “FOR” the dissolution of Spatializer. See “Voting Rights and Solicitation of Proxies — Vote Required” commencing on page 1.

•	Conditions to the Completion of the Sale of the Assets — The obligations of DTS and DTS BVI to buy the assets of Spatializer and Desper Products as provided in the Asset Purchase Agreement is subject to various conditions, including approval of the sale of assets by the stockholders of Spatializer and obtaining the consent of the parties to the various agreements to be assigned to DTS and/or DTS BVI in connection with the acquisition of the assets. See “Approval of Sale of All or Substantially All of the Assets of Spatializer and Desper Products — Conditions to Closing” commencing on page 19.

•	Termination of Agreement — The Asset Purchase Agreement and the sale of assets may be terminated under certain circumstances, including the failure of the transaction to close by June 30, 2007. See “Approval of Sale of All or Substantially All of the Assets of Spatializer and Desper Products — Termination of Agreement” commencing on page 19.

•	Material Federal Tax Consequences — The sale of all or substantially all of the assets of Spatializer and Desper Products to DTS and DTS BVI likely will not result in any federal corporate income tax liability (including any alternative minimum tax liability) because we anticipate that any taxable gain from the sale of a particular asset to DTS and/or DTS BVI will be offset for income tax purposes by losses that Spatializer or Desper Products will recognize from the sale of other assets to DTS and DTS BVI, as well as by Spatializer’s current and prior years’ net operating losses on a consolidated basis. Until Spatializer and Desper Products are dissolved, the entities, on a consolidated basis, will continue to be subject to federal income taxation on taxable income, if any. See “Sale of All or Substantially All of the Assets of Spatializer and Desper Products and Dissolution of Spatializer — Material Federal Income Tax Consequenses” commencing on page 13.

•	Annual Meeting — The annual meeting of stockholders of Spatializer will be held on Wednesday, January 24, 2007 at 4:00 p.m. at the offices of Reed Smith LLP, 1901 Avenue of the Stars, Suite 700, Los Angeles, California 90067 or at any adjournment or postponement of the annual meeting. The annual meeting will be held to consider and vote upon the proposal to sell all or substantially all of the assets of Spatializer and Desper Products and, if the asset sale is approved, to dissolve Spatializer; to elect a director; to ratify the accountants for Spatializer for the fiscal year ending December 31, 2007; and such other business as may properly come before the meeting.

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2025 Gateway Place, Suite 365 West Wing •  San Jose, CA 95110

PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS
To be held on January 24, 2007

The enclosed proxy is being solicited by the board of directors of Spatializer Audio Laboratories, Inc. (“we”, “us”, “our”, “Spatializer” or similar words in this proxy statement) for use at the Annual Meeting of Stockholders of Spatializer to be held on Wednesday, January 24, 2007 at 4:00 p.m. at the offices of Reed Smith LLP, 1901 Avenue of the Stars, Suite 700, Los Angeles, California 90067, and at any adjournments or postponements of the Annual Meeting. This proxy statement and accompanying proxy will be mailed beginning on or about November 30, 2006, to give holders of record of Spatializer’s common stock on November 27, 2006, the record date for the meeting, an opportunity to vote at the Annual Meeting.

The purpose of the meeting will be to vote on each of the following matters:

1. To approve of the sale of all or substantially all of the assets of Spatializer and Desper Products, Inc., a wholly owned subsidiary of Spatializer (“Desper Products”), to DTS, Inc. (“DTS”) and its wholly owned subsidiary DTS BVI, Limited (“DTS BVI”) pursuant to the terms of the Asset Purchase Agreement.

2. Assuming approval of proposal 1 above, to approve of the dissolution of Spatializer.

3. To elect Henry R. Mandell as a director of Spatializer to serve until the Annual Meeting of Stockholders to be held in 2009.

4. To ratify the selection of Farber & Hass LLP as independent auditors of Spatializer for its fiscal year ending December 31, 2007.

5. To act upon other matters that may properly come before the Annual Meeting.

VOTING RIGHTS AND SOLICITATION OF PROXIES

Spatializer’s common stock is the only security entitled to vote at the annual meeting. On November 27, 2006, the record date for determination of stockholders entitled to vote at the annual meeting, there were 48,763,383 shares of common stock outstanding and no shares of preferred stock outstanding. Each stockholder of record as of the close of business on November 27, 2006 is entitled to one vote for each share of common stock held by such stockholder on such date. All votes will be tabulated by the inspector of elections appointed for the meeting, who will separately tabulate affirmative and negative votes, withheld votes, abstentions and broker non-votes.

Quorum Required

Delaware law and our charter documents provide that the holders of a majority of Spatializer’s common stock issued and outstanding and entitled to vote at the annual meeting, present in person or represented by proxy, will constitute a quorum for the transaction of business at the annual meeting. Abstentions, broker non-votes and votes withheld in a proxy otherwise signed and returned will be counted as present for the purpose of determining the presence of a quorum.

Vote Required

Proposal 1, the proposal to approve the sale of all or substantially all of the assets of Spatializer and Desper Products to DTS and DTS BVI pursuant to the terms of the Asset Purchase Agreement, requires approval by holders of a majority of the shares of common stock of Spatializer outstanding at the close of business on the record date for the annual meeting. Abstentions and non-votes are not affirmative votes and, therefore, will have the same effect as a vote against Proposal 1.

Proposal 2, the proposal to dissolve Spatializer, will be voted on only if proposal 1 is approved. Proposal 2 also requires approval by holders of a majority of the shares of stock of Spatializer outstanding at the close of business on the record date for the annual meeting. Abstentions and non-votes are not affirmative votes and, therefore, will have the same effect as a vote against Proposal 2.

With respect to proposal 3, the election of Henry R. Mandell as a director of Spatializer, our bylaws provide that the nominee receiving a plurality of the votes cast for director will be deemed to be elected. Abstentions and non-votes, while not affirmative votes, will not affect the vote on proposal 3.

Proposal 4, ratification of Farber & Hass as the independent auditors for Spatializer, requires the affirmative vote of a majority of the shares present at the meeting. Abstentions and non-votes are not affirmative votes and, therefore, will have the same effect as a vote against Proposal 4.

In voting, please specify your choices by marking the appropriate spaces on the enclosed proxy, signing and dating the proxy and returning it in the accompanying envelope. If no directions are given and the signed proxy is returned, the proxy holders will vote the shares FOR the sale of the assets, the proposed dissolution, and ratification of the independent auditors, FOR the nominee for director and, at their discretion, on any other matters that may properly come before the Annual Meeting.

In situations where brokers are prohibited from exercising discretionary authority for beneficial owners who have not returned proxies to the brokers (so-called “broker non-votes”), the affected shares will be counted for purposes of determining the presence or absence of a quorum for the transaction of business but will not be included in the vote totals. A broker non-vote generally occurs when a broker, bank or other nominee holding shares on your behalf returns a signed proxy card voting on one or more matters but does not vote on a proposal because that nominee has not received your voting instructions and lacks discretionary power to vote the shares. Generally, brokers and other similar nominees have the discretion to vote for directors or other routine matters, unless you instruct otherwise. Broker non-votes will count for the purpose of determining whether a quorum is present. Broker non-votes will have the same effect as a vote AGAINST the proposals regarding the asset sale transaction, the dissolution and ratification of Farber & Hass LLP. Broker non-votes will not directly affect the outcome of the vote on the election of directors.

The failure by a stockholder to return a proxy and indicate the stockholder’s vote concerning the sale of the assets, the dissolution or the ratification of the auditors will, in effect, be treated as a vote against such matter, as shares cannot be counted as a FOR vote if a proxy is not returned. The failure by a stockholder to return a proxy and indicate the stockholder’s vote concerning the election of the nominee for director will have the effect of a non-vote.

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE “FOR” THE SALE OF THE ASSETS OF SPATIALIZER AND DESPER PRODUCTS.

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE “FOR” THE DISSOLUTION OF SPATIALIZER.

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE “FOR” THE ELECTION OF HENRY R. MANDELL, NOMINATED AS DIRECTOR OF SPATIALIZER.

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE “FOR” THE RATIFICATION OF FARBER & HASS LLP TO SERVE AS INDEPENDENT AUDITORS.

A STOCKHOLDER HAS THE RIGHT TO APPOINT A PERSON (WHO NEED NOT BE A STOCKHOLDER) TO ATTEND AND ACT ON HIS BEHALF AT THE MEETING. SUCH PERSON NEED NOT BE DESIGNATED IN THE ACCOMPANYING FORM OF PROXY. TO EXERCISE THIS RIGHT, THE STOCKHOLDER MAY INSERT THE NAME OF THE DESIRED PERSON IN THE BLANK SPACE PROVIDED IN THE PROXY AND STRIKE OUT THE OTHER NAME OR MAY SUBMIT ANOTHER PROXY.

THE SHARES REPRESENTED BY PROXIES IN FAVOR OF MANAGEMENT WILL BE VOTED ON ANY BALLOT (SUBJECT TO ANY RESTRICTIONS THEY MAY CONTAIN) IN FAVOR OF THE MATTERS DESCRIBED IN THE PROXY.

Revocability of Proxies

Any stockholder giving a proxy has the power to revoke it at any time before the proxy is voted. In addition to revocation in any other manner permitted by law, you can deliver to the Secretary of Spatializer a written notice bearing a date later than the proxy stating that you would like to revoke your proxy. You can also complete, execute and deliver to the Secretary of Spatializer a new, later-dated proxy card for the same shares, provided the new proxy is received before voting has closed. Additionally, you can attend the annual meeting and vote in person but please note that your attendance alone will not revoke your proxy. Any written notice of revocation or subsequent proxy should be delivered to Spatializer at 2060 East Avenida de Los Arboles, # D190, Thousand Oaks, California 91362-1376, or to Computershare Investor Services, 2 North LaSalle Street, Chicago, Illinois 60690-1689 (the “Transfer Agent”) by the last business day preceding the date of the meeting, or any adjournments thereof, or to the chairman of the annual meeting at or before the taking of the vote at the annual meeting.

Proxy Solicitation

Spatializer will bear the entire cost of the solicitation of proxies, including preparation, assembly and mailing of this proxy statement, the proxy and any additional material furnished to stockholders. Proxies may be solicited by directors or officers of Spatializer personally or by mail, telephone or telegraph, but such persons will not be specially compensated for such services. In addition, we have retained the services of Georgeson Shareholder Services, a proxy solicitation firm, to solicit proxies in connection with the meeting, who will be paid approximately $35,000 for its services. Copies of solicitation material will be furnished to brokerage houses, fiduciaries and custodians which hold shares of common stock of record for beneficial owners for forwarding to such beneficial owners. Spatializer may reimburse persons representing beneficial owners for their costs of forwarding the solicitation material to such owners.

YOUR VOTE IS IMPORTANT. PLEASE RETURN YOUR MARKED PROXY PROMPTLY SO YOUR SHARES CAN BE REPRESENTED, EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON.

QUESTIONS AND ANSWERS

The following discussion is intended to address briefly some commonly asked questions regarding the annual meeting and, in particular, the proposals to sell all or substantially all of the assets of Spatializer and Desper Products and to dissolve Spatializer following that sale. These questions and answers may not address all questions that may be important to you as a stockholder of Spatializer. Please refer to the more detailed information contained elsewhere in this proxy statement, the annex to this proxy statement, and the documents referred to in this proxy statement.

Q:	What matters am I being asked to vote on at the annual meeting?

A:	You are being asked to vote on the following proposals:

• To approve the sale of all or substantially all of the assets of Spatializer and Desper Products to DTS and DTS BVI pursuant to the Asset Purchase Agreement;

• Assuming the sale of assets is approved, to approve the dissolution of Spatializer;

• To elect Henry R. Mandell as a director of Spatializer; and

• To ratify Farber & Hass as the independent auditors for Spatializer;

Finally, you may be asked to vote on such other business as may properly come before the annual meeting or any adjournment or postponement thereof. If there are not sufficient votes at the time of the meeting to approve the asset sale or dissolution, the board of directors may postpone the meeting to allow time to solicit additional proxies.

Q:	How does Spatializer’s board of directors recommend that you vote on the proposals?

A:	Our board of directors recommends that you vote:

“FOR” the proposal to approve the sale of all or substantially all of the assets of Spatializer and Desper Products to DTS and DTS BVI pursuant to the Asset Purchase Agreement;

“FOR” the dissolution of Spatializer;

“FOR” the election of Henry R. Mandell as a director of Spatializer; and

“FOR” the ratification of Farber & Hass as the independent auditors for Spatializer.

Q:	What is the proposed asset sale transaction?

A:	Spatializer is proposing to sell all or substantially all of assets and those of its wholly owned subsidiary, Desper Products, to DTS and DTS BVI for cash in the amount of $1,000,000 pursuant to an Asset Purchase Agreement, a copy of which is attached to this proxy statement as Annex A.

Q:	What will happen if the sale of assets is approved?

A:	If the sale of assets of Spatializer is approved and is consummated, it is anticipated that Spatializer will cease ongoing operations. Our board of directors has deemed it advisable in its judgment that, if the sale of assets is approved and consummated, Spatializer should be dissolved and thus has directed that the stockholders vote on the dissolution of Spatializer. Assuming approval of the dissolution of Spatializer by our stockholders and consummation of the asset sale transaction, our board of directors will then commence an orderly process to wind up Spatializer. To the extent that any assets of Spatializer remain after the payment of all liabilities and obligations of Spatializer, such assets will be distributed to our stockholders pro rata based on their ownership of Spatializer as of the record date for said distribution. Spatializer does not know if any assets will be available for distribution to its stockholders or, if so, the amount thereof.

Q:	If, after the sale of assets and winding up of Spatializer, there are assets available for distribution, when would such distribution take place?

A:	The Asset Purchase Agreement contains certain representations and warranties made by Spatializer and Desper Products to DTS and DTS BVI which will survive for a period of six months following the closing of the asset sale transaction and certain covenants that will last for 275 days following the closing of the asset sale transaction. The Asset Purchase Agreement requires indemnification by Spatializer and Desper Products of DTS, DTS BVI and certain of their affiliates for the breach of these representations and the covenants thereunder and certain other matters as provided in the Asset Purchase Agreement. In order to ensure that there are funds available to satisfy Spatializer’s and Desper Products’ indemnification obligations under the Asset Purchase Agreement, we do not intend to make any distribution of assets until at least six months following the closing (or thereafter if any claims are pending as of the end of such six month period) and then only after all other assets have been marshaled, if any, and liabilities and obligations paid or otherwise provided for as required by Delaware law. Spatializer will distribute remaining funds, if any, thereafter but does not know when that date might be or how much would be available for distribution, if any.

Q:	Am I entitled to appraisal rights?

A:	No. Delaware does not provide for appraisal rights in asset sales transactions unless a corporation’s certificate of incorporation expressly provides for those rights. Our certificate of incorporation does not provide for appraisal rights under these circumstances.

Q:	How does the board of directors of Spatializer recommend I vote on the assets sale transaction and dissolution proposals?

A:	Spatializer’s board of directors unanimously approved the sale of substantially all of the assets of Spatializer and Desper Products pursuant to the Asset Purchase Agreement and deemed that transaction to be advisable and in the best interests of Spatializer. Our board of directors recommends that you vote “FOR” approval of the sale of substantially all of the assets of Spatializer and “FOR” approval of the dissolution of Spatializer.

Q:	What factors did our board of directors consider in making its recommendation?

A:	In making its recommendation, our board of directors took into account, among other things: Those reasons included, among others, the consideration to be received by Spatializer; the poor business outlook for Spatializer; the current and future competitive landscape in our industry; the weak financial viability of Spatializer; lack of full-time management; the status and history of discussions with other potential bidders and our auction process; and the terms of the Asset Purchase Agreement. See “Sale of All or Substantially All of the Assets of Spatializer and Desper Products — Recommendation of our Board of Directors and Reasons for the Sale of Assets and Dissolution” commencing on page .

Q:	What will happen after the sale of assets if the dissolution is not approved?

A:	After the sale of assets to DTS and DTS BVI, we will have no assets with which to generate revenue. If the dissolution is not approved, we will use our cash to pay on-going operating expenses instead of making a distribution to the stockholders. We would have no business, employees (other than Henry Mandell) or operations following the transfer of our assets to DTS and DTS BVI. We do not intend to invest in another operating business.

Q:	What vote of stockholders is required for each proposal at the annual meeting?

A:	The proposals regarding the sale of assets and the dissolution of Spatializer both require the affirmative vote of stockholders holding at least a majority of the shares of our common stock outstanding at the close of business on the record date. The proposal to ratify the selection of independent auditors requires the affirmative vote of at least a majority of the shares present, in person or by proxy, at the annual meeting and entitled to vote on the subject matter thereof. The nominee for director obtaining the most votes will be deemed elected as a director of Spatializer. See “Voting Rights and Solicitation of Proxies — Vote Required.”

Q:	Who is entitled to vote at the annual meeting?

A:	Only stockholders of record as of the close of business on November 27, 2006, the record date for the annual meeting, are entitled to receive notice of the meeting and to vote the shares of our common stock that they held at that time at the meeting, or at any adjournments or postponements of the meeting. On the record date, approximately 48,763,383 shares of our common stock, held by approximately 197 stockholders of record, were outstanding and entitled to vote. No preferred stock is currently issued or outstanding. You may vote all shares you owned as of the record date. You are entitled to one vote per share.

Q:	How do I cast a vote?

A:	If your shares are registered in your name, you may vote by returning a signed proxy card or voting in person at the annual meeting. Proxies submitted by mail must be received prior to the opening of the polls. To vote by mail, mark, sign and date the proxy card and return it in the postage-paid envelope provided.

If your shares are held in “street name” through a broker or bank, you may vote by completing and returning the voting form provided by your broker or bank, or by telephone through your broker or bank if such a service is provided. To vote by telephone through your broker or bank, you should follow the instructions on the voting form provided by your broker or bank.

Q:	May I vote in person?

A:	Yes. If your shares are not held in “street name” through a broker or bank you may attend the annual meeting and vote your shares in person at the annual meeting by giving us a signed proxy card or ballot before voting is closed, rather than signing and returning your proxy card via mail. If you choose to vote in person, please bring proof of identification with you to the annual meeting. Even if you plan to attend the annual meeting, we recommend that you vote your shares in advance as described above, so that your vote will be counted if you later decide not to attend. If your shares are held in “street name,” you must get a proxy from your broker or bank in order to attend the annual meeting and vote. In order to do this, you should contact your broker or bank.

Q:	What happens if I do not return my proxy card or attend the annual meeting and vote in person?

A:	Approval of the asset sale transaction and the approval of the dissolution of Spatializer requires the affirmative vote of the holders of a majority of the shares of our common stock outstanding at the close of business on the record date. Therefore, if you do not return your proxy card or attend the annual meeting and vote in person, it will have the same effect as if you voted against adoption of the Asset Purchase Agreement. See “Voting Rights and Solicitation of Proxies — Vote Required” above for a description of the vote required for each proposal included in this proxy statement.

Q:	If my broker holds my shares in “street name,” will my broker vote my shares for me?

A:	Your broker will not be able to vote your shares without instructions from you. You should instruct your broker to vote your shares following the procedure provided by your broker. Without instructions, your shares will not be voted on the proposal regarding the sale of assets or the dissolution, which will have the same effect as if you voted against those proposals. See “Voting Rights and Solicitation of Proxies — Vote Required” above for a description of the effect of broker non-votes on the other proposals included in this proxy statement.

Q:	May I change my vote after I have mailed my signed proxy card?

A:	Yes. You may change your vote at any time before your proxy card is voted at the annual meeting. You can do this in one of three ways:

First, you can deliver to the Secretary of Spatializer a written notice bearing a date later than the proxy stating that you would like to revoke your proxy.

Second, you can complete, execute and deliver to the Secretary of Spatializer a new, later-dated proxy card for the same shares, provided the new proxy is received before voting has closed.

Third, you can attend the annual meeting and vote in person. Your attendance alone will not revoke your proxy. Any written notice of revocation or subsequent proxy should be delivered to Spatializer at 2060 East Avenida de Los Arboles, # D190, Thousand Oaks, California 91362-1376, or to the Transfer Agreement at 2 North LaSalle Street, Chicago, Illinois 60690-1689 by the last business day preceding the date of the meeting, or any adjournments thereof, or to the chairman of the annual meeting at or before the taking of the vote at the annual meeting.

If you have instructed a broker to vote your shares, you must follow directions received from your broker to change those instructions. Your last vote before voting is closed at the annual meeting is the vote that will be counted.

Q:	What is a quorum?

A:	A quorum of the holders of the outstanding shares of our common stock must be present for the annual meeting to be held. A quorum is present if the holders of a majority of the issued and outstanding shares of our common stock entitled to be voted at the annual meeting are present at the annual meeting, either in person or by proxy. Abstentions, broker non-votes, and votes withheld in a proxy otherwise signed and returned will be counted as present for the purpose of determining the presence of a quorum.

Q:	How are votes counted?

A:	For the proposal relating to the approval of the sale of assets, the dissolution of Spatializer or the ratification of Farber & Hass LLP, you may vote “FOR,” “AGAINST” or “ABSTAIN.” If you ABSTAIN, it has the same effect as if you voted against that proposal. Approval of each of the proposal to sell all or substantially all of the assets of Spatializer and Desper Products and the proposal to approve the dissolution of Spatializer requires the affirmative vote of holders of our common stock holding at least a majority of the shares of our common stock outstanding at the close of business on the record date. Approval of the ratification of Farber & Haas LLP requires the affirmative vote of the holders of a majority of votes present and entitled to vote at the annual meeting. With respect to the proposal relating to the election of Henry R. Mandell as a director of Spatializer, you may vote “FOR” Mr. Mandell or “WITHHOLD” your vote.

If you sign your proxy card without indicating your vote, your shares will be voted “FOR” the sale of the assets of Spatializer and Desper Products, “FOR” the dissolution of Spatializer, “FOR” the ratification of Farber & Hass LLP as independent auditors of Spatializer, “FOR” the election of Mr. Mandell as a director of Spatializer and in accordance with the recommendations of Spatializer’s board of directors on any other matters properly brought before the annual meeting for a vote.

A broker non-vote generally occurs when a broker, bank or other nominee holding shares on your behalf returns a signed proxy card voting on one or more matters but does not vote on a proposal because such nominee has not received your voting instructions and lacks discretionary power to vote the shares. Generally, brokers and other similar nominees have the discretion to vote for directors or other routine matters, unless you instruct otherwise. Broker non-votes will count for the purpose of determining whether a quorum is present. Broker non-votes will have the same effect as a vote AGAINST the proposals regarding the asset sale transaction, the dissolution and ratification of Farber & Hass LLP. Broker non-votes will not directly affect the outcome of the vote on the election of directors.

Q:	Who will bear the cost of this solicitation?

A:	Spatializer shall bear the entire cost of the solicitation of proxies, including preparation, assembly and mailing of this proxy statement, the proxy and any additional material furnished to stockholders. Proxies may be solicited by directors or officers of Spatializer personally or by mail, telephone or telegraph, but such persons will not be specially compensated for such services. In addition, we have retained the services of Georgeson Shareholder Services, a proxy solicitation firm, to solicit proxies in connection with the meeting, who will be paid approximately $35,000 for its services. Copies of solicitation material will be furnished to brokerage houses, fiduciaries and custodians which hold shares of common stock of record for beneficial owners for forwarding to such beneficial owners. Spatializer may reimburse persons representing beneficial owners for their costs of forwarding the solicitation material to such owners.

Q:	Should I send in my stock certificates?

A:	No. Unlike a merger transaction, you will not need to, and you should not, surrender your stock certificates in connection with the asset sale transaction or dissolution,

Q:	What do I need to do now?

A:	We urge you to read this proxy statement carefully and to consider how the sale of assets of Spatializer and Desper Products and the dissolution of Spatializer affects you. Then mark your proxy and mail your completed, dated and signed proxy card in the enclosed return envelope as soon as possible so that your shares can be voted at the annual meeting of our stockholders.

Q:	Who can help answer my questions?

A:	If you would like additional copies, without charge, of this proxy statement or if you have questions about the proposed sale of assets or dissolution, including the procedures for voting your shares, you should contact:

Henry R. Mandell
Spatializer Audio Laboratories, Inc.
henry@spatializer.com

Georgeson Inc.
17 State Street,
New York, New York 10004
(866) 647-8864

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES REGULATORY AGENCY HAS APPROVED OR DISAPPROVED THE SALE OF ASSETS TRANSACTION, PASSED UPON THE MERITS OR FAIRNESS OF THE SALE OF ASSETS TRANSACTION, OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURES IN THIS PROXY STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

CAUTIONARY STATEMENT CONCERNING FORWARD LOOKING INFORMATION

This proxy statement contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended, reflecting management’s current expectations. Examples of such forward-looking statements include our expectations with respect to our strategy. Although we believe that our expectations are based upon reasonable assumptions, there can be no assurances that our financial goals or any transactions described herein will be realized. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Numerous factors may affect our actual results and may cause results to differ materially from those expressed in forward-looking statements made by or on behalf of our company. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the foregoing, the words, “believes,” “anticipates,” “plans,” “expects” and similar expressions are intended to identify forward-looking statements. We assume no obligation to update the forward-looking information to reflect actual results or changes in the factors affecting such forward-looking information.

SALE OF ALL OR SUBSTANTIALLY ALL OF THE ASSETS
OF SPATIALIZER AND DESPER PRODUCTS AND DISSOLUTION OF SPATIALIZER

General

Spatializer has been a developer, licensor and marketer of next generation technologies for the consumer electronics, personal computing, entertainment and cellular telephone markets. Our technology is incorporated into products offered by our licensees and customers on various economic and business terms. We were incorporated in the State of Delaware in February 1994 and are the successor company in a Plan of Arrangement pursuant to which the outstanding shares of Spatializer Audio Laboratories, Inc., a publicly held Yukon, Canada corporation, were exchanged for an equal number of shares of our common stock. Our corporate office is located at 2025 Gateway Place, Suite 365 West Wing, San Jose, California 95110.

Desper Products, a wholly owned subsidiary of Spatializer, developed a suite of proprietary advanced audio signal processing technologies for the entire spectrum of applications falling under the general category of virtual audio and is the owner of certain technology which DTS desires to acquire. Desper Products is a California corporation incorporated in June 1986.

DTS, Inc. is a Delaware corporation and a leading provider of entertainment technology, products and services to the audio and image entertainment markets worldwide. DTS BVI is a British Virgin Island corporation and a wholly owned subsidiary of DTS.

Background of the Sale of Assets and Dissolution

Spatializer has been under acute market pressure since 2002. In 2002, a personal computer account began migrating to a totally new operating system, which did not include any audio enhancements. The migration was completed in 2003 and the former licensee chose not to include any audio software enhancements, including those from Spatializer. This account had accounted for approximately 40% of Spatializer’s annual revenues.

In 2003, Spatializer experienced declining revenue from three major customers, primarily from the curtailment or cessation of use of its products by these customers. Two of these cases were in the DVD player market, where Spatializer historically had been strong. During 2003, the DVD player market became largely commoditized, resulting in intense pricing pressure and a steep decline in price and margins. Manufacturers were forced to strip out features, such as those offered by Spatializer, in order to compete. One of Spatializer’s accounts switched to outside sourcing and Spatializer was able to expand its relationship with their supplier to recapture most of that revenue. However, a major new design win Spatializer was projecting for the DVD market was cancelled due to these cost constraints.

In 2004, the revenue mix by licensee platform was significantly different compared to the prior year. The decrease in revenue on the DVD and personal computer accounts previously discussed generated approximately 56% of total fiscal 2003 revenue, which was lost in 2004. These losses were partially offset by three new revenue sources in cellular phones, mobile audio semiconductors and personal computers and the expansion of an existing license relating to recordable DVD. Cellular phone, mobile audio and the personal computer markets had been targeted by Spatializer for replacing the losses in the DVD player category. Nevertheless, market pressures mounted and Spatializer was forced to substantially reduce overhead in order to remain liquid.

In response to increased market competitiveness and Spatializer’s difficulty competing in this environment, in November 2002, the board of directors created a Special Committee to review certain strategic opportunities as they arise and to obtain additional information regarding such opportunities for consideration and evaluation by the board of directors. Through December 19, 2005, the Special Committee consisted of Messrs. Mandell, Pace and Segel. Spatializer hired an entity in late 2002 to provide investment banking services, paying such entity a $75,000 retainer fee. Over one hundred companies were contacted on Spatializer’s behalf but, after examining the potential opportunities that resulted therefrom, Spatializer decided that no such opportunities were viable. Spatializer ended its relationship with such investment banking entity in the second half of 2003 as a result of the unsuccessful effort, with no future financial obligation to such entity.

In August 2005, Spatializer and Strategic Equity Group, Inc. (collectively, with its broker/dealer subsidiary, “SEG”) entered into a confidentiality agreement in connection with a possible investment banking services relationship.

In October 2005, Spatializer and SEG entered into an agreement for investment banking services. Under the terms of that agreement, Spatializer engaged SEG for a one year period, on an exclusive basis, to provide Spatializer with services, including the identification of possible strategic, financial and foreign partners or purchasers. Per the terms of such agreement, SEG received an upfront payment of a non-refundable retainer in the amount of $25,000 and is entitled to payment of a “success fee” payable upon consummation of a sale transaction in an amount equal to the greater of (a) $250,000 or (b) the sum of 5% of the first $2,000,000 of consideration, 4% of the second $2,000,000, 3% of the third $2,000,000 and 2% of any amount in excess of $6,000,000. SEG is also entitled to reimbursement for reasonable actual out-of-pocket expenses for travel and other incidentals in an amount not to exceed $25,000. Spatializer is required to indemnify SEG for liabilities that SEG may suffer which arise from any breach of any representations or warranties in the investment banking services agreement, the breach of any covenant of Spatializer in that agreement or any instrument contemplated by that agreement, any misrepresentations in any statement or certificate furnished by Spatializer pursuant to that agreement or in connection with any sale transaction contemplated by that agreement, any claims against, or liabilities or obligations of, Spatializer and any good faith acts of SEG undertaken in good faith and in furtherance of SEG’s performance under the agreement.

On December 19, 2005, at a regularly scheduled board of directors meeting, the board of directors of Spatializer discussed Spatializer’s current financial outlook. Management indicated to the board of directors that two customers, the revenues from which accounted for approximately 70% of Spatializer’s income during 2005, would not be sustainable in 2006. Based on management’s estimates, without new licensing revenue sources, management believed Spatializer would exhaust its available cash by the fourth quarter of 2006. The board of directors also discussed various strategic options for Spatializer, including potential suitors and the distribution by SEG of interest books to approximately 55 potential purchasers, competition in its niche, and other business matters. Following the presentation, Gilbert Segel and James Pace, two of the three independent directors of Spatializer, decided to resign from the board of directors in order to allow for other individuals more qualified and experienced in matters relating to the sale of Spatializer and other strategic alternatives for Spatializer, including liquidation, to fill the vacancies created. The board was reduced from four members to three authorized directors leaving one vacancy thereon, which has not been filled to date. Henry R. Mandell then indicated his desire to resign as an officer of Spatializer, for personal reasons, effective January 6, 2006, which vacancy would result in a significant reduction in payroll expense, but would stay as a director and Chairman of the Board and Secretary of Spatializer. Mr. Mandell offered to become a consultant to Spatializer on terms to be negotiated with Carlo Civelli, the remaining member of the Board. The board of directors then discussed plans for the future of Spatializer and measures for scaling back operations, while continuing to pursue a potential buyer through SEG, with a view to maximizing stockholder value.

On January 6, 2006, Henry R. Mandell’s resignation as the Chief Executive Officer and Chief Financial Officer became effective. Effective as of that date, Spatializer and Mr. Mandell entered into an agreement to continue his employment with Spatializer as Chairman and Secretary. In that agreement, Mr. Mandell agreed to continue to provide certain specified services to Spatializer, including supervising the preparation of Spatializer’s financial statements and records, reviewing and authorizing day to day disbursements, supervising all of Spatializer’s licensing and business activities, handling stockholder communications and serving as the contact person with SEG. He was permitted to accept other employment during the term of that agreement. As an incentive for Mr. Mandell to continue in Spatializer’s employ during the term of that agreement, and in consideration for the foregoing of certain severance pay to which he otherwise may have been entitled, Spatializer paid him a lump sum payment of $35,733.33, which amount was paid concurrently with the execution of that agreement. That agreement also provided for a monthly salary of $5,000, a bonus of $10,000 for Mr. Mandell’s assistance in the preparation of Spatializer’s Form 10-K for the fiscal year ended December 31, 2005 and a separate bonus of $5,000 each for his assistance on each Form 10-Q upon which he assists for any quarterly period ending after December 31, 2005 and each proxy. Additionally, if Spatializer is sold or enters into certain specified extraordinary transactions during the term of that agreement, Mr. Mandell may be entitled to an additional bonus in an amount equal to 3.5% of the total consideration, not to exceed $150,000. During the term of that agreement, he is entitled to employee benefits and reimbursement of reasonable, actual and necessary business expenses. That agreement contains certain non-competition, non-solicitation and confidentiality provisions. That agreement terminated certain provisions of Mr. Mandell’s then existing employment agreement (including without limitation the compensation and severance pay obligations thereunder) but continued certain other provisions thereof (such as the proprietary information, confidentiality and other similar provisions thereunder). While that agreement was to expire on the earlier of (a) the consummation of certain extraordinary transactions, (b) the expiration, termination or non-renewal of the directors’ and officers’ insurance policy of Spatializer under which Mr. Mandell is covered as a director and officer of Spatializer and (c) June 30, 2006, that agreement was extended for a period ending on the earlier of June 30, 2007 or the date of dissolution of Spatializer. Spatializer may terminate Mr. Mandell’s employment at any time during the term and Mr. Mandell may voluntarily resign his employment at any time during such term.

On January 10, 2006, Spatializer issued a press release regarding a potential auction, open to pre-qualified buyers, of the assets of Spatializer or the sale of an unlimited number of perpetual licenses of certain technology of Spatializer, all of which transactions would be subject to stockholder approval. Under the contemplated open auction process, potential buyers were invited to bid for the assets of Spatializer at a minimum bid of $2,000,000, such assets to be sold on an “as-is/where is” basis. Simultaneously, Spatializer offered all interested parties the opportunity to acquire non-exclusive, royalty-free, irrevocable, perpetual licenses for a one-time fee of $750,000 each, which licenses would be absent of any representations, warranties, or ongoing support by Spatializer. Bids were due by 11:59 P.M. Pacific Standard Time on February 15, 2006.

During a period commencing on or about January 12, 2006 through February 15, 2006, SEG sent out to more than 160 potential buyers materials relating to the announced auction. SEG followed up, or attempted to follow up, with such potential buyers through the close of the auction period.

At a meeting held on February 16, 2006, the board of directors of Spatializer discussed a proposed term sheet for the acquisition of Spatializer’s assets that had been delivered by DTS and feedback that SEG had received from certain of the potential buyers that had been contacted during the auction period. As DTS’s offer did not specify a precise purchase price, such offer was deemed non-conforming to the guidelines established for the initial auction. Certain of the potential buyers had requested an extension of the auction period to perform additional due diligence. The board of directors again discussed what alternatives were available to Spatializer. The board of directors elected to extend the auction period until 11:59 P.M., Pacific Standard Time, on March 15, 2006 to provide bidders and other interested parties additional time to clarify their offers and perform further due diligence, as well as to permit Spatializer time to solicit additional offers. The board of directors, based on feedback received in the auction process, determined to simplify the auction process and eliminated the minimum bid requirements but reserved the right to reject any offers or bids in their discretion.

During the period from February 15, 2006 through March 15, 2006, SEG continued to follow up, or attempted to follow up, with the potential buyers to whom auction materials had been provided.

At the close of the extended auction period, Spatializer received a bid from DTS for the purchase of substantially all of the assets of Spatializer and Desper Products and bids from three other parties interested in buying a perpetual license. Management of Spatializer determined that the bids for the perpetual licenses were not sufficient in amount and decided that the bid for the assets of Spatializer received from DTS was the most attractive offer to pursue.

From March 16, 2006 through approximately April 10, 2006, Spatializer and DTS negotiated the terms of a non-binding letter of intent. Although Spatializer, in the course of such negotiations, requested that the transaction be structured as a stock sale or merger transaction, DTS was not willing to so structure the transaction. The letter of intent, requiring the transaction to be structured as an asset sale, was executed on April 10, 2006. In connection with the execution of the letter of intent and as required by the terms thereof, DTS deposited $250,000 towards the purchase price of the assets, which deposit amount is being held in a trust account and will be disbursed to Spatializer contingent upon, among other things, approval of the transaction by the stockholders of Spatializer and satisfaction of the conditions to closing.

From January 25, 2006 through May 5, 2006, DTS performed various due diligence examinations relating to Spatializer. Preliminary discussions were held over the phone between DTS and SEG on January 25, 2006 and February 6, 2006. A technology demonstration was held at SEG’s office on February 10, 2006. A due diligence conference call including Spatializer was held on February 13, 2006. Counsel to DTS spent February 23, 2006, at SEG’s office analyzing contracts and various other due diligence items. Four due diligence conference calls were held in March 2006, three additional conference calls in April 2006, and one in May 2006.

During the period from May 1, 2006 through mid-September 2006, legal counsel for DTS and for Spatializer prepared, and representatives of DTS and Spatializer negotiated, the Asset Purchase Agreement.

In July 2006, the board of directors of Spatializer was presented with and carefully considered a draft of the Asset Purchase Agreement. After due consideration of such draft, the board of directors of Spatializer approved, by unanimous written consent dated July 10, 2006, a form of the Asset Purchase Agreement. However, subsequent to that date, numerous changes and refinements were made to that draft based on the negotiations of the parties.

In July 2006, the board of directors of Desper Products was presented with and carefully considered a draft of the Asset Purchase Agreement. After due consideration of such draft, the board of directors of Desper Products approved, by a written consent of sole director dated July 10, 2006, a form of the Asset Purchase Agreement. However, subsequent to that date, numerous changes and refinements were made to that draft based on the negotiations of the parties.

In August 2006, the board of directors of Spatializer was presented with and carefully considered a draft of the Asset Purchase Agreement substantially in the form attached hereto as Annex A and other ancillary documents proposed to be attached as exhibits and schedules to the Asset Purchase Agreement. After due consideration of all of the foregoing, the board of directors of Spatializer, by a unanimous written consent of directors dated August 28, 2006, authorized the execution and delivery on behalf of Spatializer of the Asset Purchase Agreement providing for the sale to DTS and DTS BVI of all or substantially all of the assets of each of Spatializer and Desper Products, deemed the sale of all or substantially all of the assets of Spatializer and Desper Products for $1,000,000 in aggregate cash consideration to be expedient and for the best interests of Spatializer, and deemed the sale of all or substantially all of the assets of Spatializer and Desper Products to be advisable and in the best interests of Spatializer. Furthermore, the board of directors of Spatializer deemed it advisable that, following the sale of the assets, Spatializer be dissolved. The board of directors also recommended that the stockholders of Spatializer vote in favor of both the sale of assets transaction and the dissolution of Spatializer. The board of directors called a meeting of the stockholders of Spatializer to consider the proposed sale of assets pursuant to the Asset Purchase Agreement and to take action upon the resolution of the board of directors to dissolve Spatializer. The board of directors also recommended that the stockholders of Spatializer vote in favor of both the sale of assets transaction and the dissolution of Spatializer.

In August 2006, the board of directors of Desper Products was presented with and carefully considered a draft of the Asset Purchase Agreement substantially in the form attached hereto as Annex A and other ancillary documents proposed to be attached as exhibits and schedules to the Asset Purchase Agreement. After due consideration of all of the foregoing, the board of directors of Desper Products, by a written consent of sole director dated August 28, 2006, authorized the execution and delivery on behalf of Desper Products of the Asset Purchase Agreement providing for the sale to DTS and DTS BVI of all or substantially all of the assets of Desper Products.

Effective August 28, 2006, Spatializer, as the sole shareholder of Desper Products, executed a written consent of sole shareholder approving the principal terms of the sale of the assets of Desper Products.

On September 18, 2006, the parties executed and delivered the Asset Purchase Agreement in the form attached hereto as Annex A.

Recommendation of our Board of Directors and Reasons for the Sale of Assets and Dissolution

Our board of directors unanimously recommends that you vote “FOR” the sale of all or substantially all of the assets of Spatializer and Desper Products to DTS and DTS BVI and “FOR” the dissolution of Spatializer. In approving the Asset Purchase Agreement and advising the dissolution of Spatializer, our board of directors considered a number of factors, including the following:

•	the anticipated inability for Spatializer to remain liquid in the near term or to continue operations;

•	the business, competitive position, strategy and prospects of Spatializer, the fact that we have not been successful in creating a strategy or value proposition that resonates with potential licensees, the competitive position of current and likely competitors in the industry in which we compete, and current industry, economic, and market conditions;

•	the conclusion that continuing further licensing efforts as a going concern would not result in greater stockholder value;

•	the resignation of the two directors in December 2005, all full-time Spatializer employees, including the former CEO and Principal Engineer, having successfully found other employment during 2006 and the inability to attract new management under the aforementioned circumstances;

•	the fact that our open auction for the sale of assets or perpetual licenses and discussions with other potential acquirers of Spatializer in both 2003 and 2006 both generated limited interest and, in 2006, DTS’s proposal was the superior offer to acquire us;

•	the value of the consideration to be received by our stockholders and the fact that the consideration would be paid in cash, which provides certainty and immediate value to Spatializer; and

•	this is the best offer received by Spatializer through the efforts of SEG.

Our board of directors also considered a variety of risks and other potentially negative factors applicable to either or both of the sale of assets and the dissolution of Spatializer, including the following:

•	the fact that, following sale of our assets, we will be unable to operate as a going business and our stockholders will forego any future increase in our value that might result from our possible growth;

•	the risks and contingencies related to the announcement and pendency of the sale of assets, including the impact of the asset sale on our customers and our relationships with other third parties, including the potential negative reaction of these parties to the fact that we would be selling our assets to DTS;

•	the conditions to DTS’s and DTS BVI’s obligation to complete the asset sale transaction and the right of DTS to terminate the Asset Purchase Agreement under certain circumstances, including for breaches by us of our representations, warranties, covenants and agreements in the Asset Purchase Agreement;

•	the risk that the asset sale and dissolution might not receive necessary stockholder approval; and

•	the fact that DTS was not willing to structure the sale transaction as a merger or stock acquisition.

Our board of directors did not assign any particular weight or rank to any of the positive or potentially negative factors or risks discussed in this section, and our board of directors carefully considered all of these factors as a whole in reaching its determination and recommendation.

Effective Time of the Sale of Assets

It is anticipated that, assuming approval of the asset sale transaction by the stockholders of Spatializer, the transaction will close as soon thereafter as all conditions to closing have occurred. If the closing does not occur on or before June 30, 2007, the asset sale transaction may be terminated provided the party electing to terminate is not in breach of any representation, warranty or covenant of that party under the Asset Purchase Agreement. Following the consummation of the asset sale transaction and assuming approval of the dissolution of Spatializer by our stockholders, Spatializer anticipates that it will commence an orderly process to wind up Spatializer.

Material Federal Income Tax Consequences

The following discussion summarizes the material U.S. federal income tax consequences (i) to Spatializer as a result of the sale of assets to DTS and DTS BVI pursuant to the Asset Purchase Agreement, and (ii) to the holders of Spatializer’s common stock as a result of the receipt of one or more distributions pursuant to the dissolution of Spatializer. For purposes of this tax discussion, all references to Spatializer means Spatializer and Desper Products on a consolidated basis. This discussion is based on the Internal Revenue Code of 1986, as amended, Treasury regulations promulgated under the Internal Revenue Code, Internal Revenue Service rulings, judicial decisions and administrative rulings as of the date of this proxy statement, all of which are subject to change or differing interpretations, including changes and interpretations with retroactive effect. Distributions pursuant to the dissolution of Spatializer may occur at various times and in more than one tax year. No assurance can be given that the tax treatment described in this proxy statement will remain unchanged at the time of such distributions.

This discussion is for general information only and may not address all tax considerations that may be significant to a holder of our common stock. It does not address all U.S. federal income tax consequences or any state, local or foreign tax consequences of Spatializer’s sale of assets to DTS and DTS BVI and any distribution made to stockholders in dissolution of Spatializer. Stockholders subject to special treatment under certain federal income tax laws, including dealers in securities or foreign currency, tax-exempt entities, non-U.S. stockholders, banks, thrifts, insurance companies, mutual funds, persons that hold shares of our stock as part of a “straddle,” a “hedge,” a “constructive sale” transaction or a “conversion transaction,” persons that have “functional currency” other than the U.S. dollar, investors in pass-through entities, and persons who acquired their shares of our stock upon exercise of stock options or in other compensatory transactions may be subject to special rules not discussed below. This discussion also does not address the U.S. federal income tax consequences to stockholders who do not hold their shares of our stock as a capital asset.

This discussion has no binding effect on the Internal Revenue Service or the courts and assumes that the sale of assets will be consummated in accordance with the Asset Purchase Agreement, and that the dissolution of

Spatializer will proceed as described in this proxy statement. No ruling has been requested from the Internal Revenue Service, nor will we seek an opinion of counsel, with respect to the anticipated tax consequences of the sale of assets and dissolution of Spatializer. If any of the anticipated tax consequences described herein prove to be incorrect, the result could be an increased tax liability at the corporate and/or stockholder level, thus reducing the benefits to us and our stockholders from the sale of assets and dissolution.

Tax consequences to Spatializer of the sale of assets to DTS and DTS BVI.  The purchase price that Spatializer receives for substantially all its assets, plus the amount of any liabilities assumed by DTS and DTS BVI that are required to be capitalized for tax purposes, will be allocated among all of Spatializer’s assets that are sold to DTS and DTS BVI. Spatializer will recognize gain or loss on each of the assets sold in an amount equal to the difference between the sales price allocated to that asset and Spatializer’s tax basis in that asset.

We do not believe the sale of assets will result in any federal corporate income tax liability (including any alternative minimum tax liability) because we anticipate that any taxable gain from the sale of a particular asset to DTS and DTS BVI will be offset for income tax purposes by losses that Spatializer will recognize from the sale of other assets to DTS and DTS BVI, as well as by Spatializer’s current and prior years’ net operating losses. However, the Internal Revenue Service may disagree with our determination of the amount of Spatializer’s net operating loss carryforward available to offset all of such gain or Spatializer’s allocation of the purchase price among the assets sold, any of which may increase Spatializer’s income tax liability as a result of the sale of assets.

Tax consequences to Spatializer of the dissolution.  After the consummation of the sale of assets and until the dissolution is completed, Spatializer will continue to be subject to federal income taxation on its taxable income, if any, such as interest income, gain from the sale of any remaining assets or income from the collection of accounts receivables not sold to DTS and DTS BVI. In addition, although we currently do not intend to make distributions of property other than cash, in the event we do make a distribution of property to our stockholders, Spatializer may recognize gain upon such distribution. Spatializer will be treated as though it sold the distributed property to the distributee-stockholders for its fair market value on the date of the distribution. Management believes that Spatializer has a sufficient amount of its net operating loss carryforward available to offset all of any federal income or gain recognized by Spatializer as a result of the dissolution.

Tax consequences to our stockholders of the dissolution.  Amounts received by stockholders in the dissolution of Spatializer will be treated as full payment in exchange for their shares of our stock. A stockholder will recognize gain or loss in the year the payment is received by the stockholder in an amount equal to the difference between (i) the sum of the amount of cash and the fair market value (at the time of distribution) of any property distributed to such stockholder, and (ii) the stockholder’s tax basis in the shares of stock owned by the stockholder. The gain or loss will be a capital gain or loss, assuming that the shares of stock have been held by the stockholder as a capital asset, and will be a long term capital gain or loss if the shares have been held by the stockholder for more than one year. Long term capital gains realized by stockholders that are individuals are generally subject to a 15% maximum tax rate. The deductibility of capital losses is subject to limitations.

After the close of our taxable year, we will provide stockholders and the IRS with a statement of the amount of cash, if any, distributed to each stockholder during the year as a payment in liquidation of Spatializer and, if any property was distributed, our best estimate of the value of such property.

THE FOREGOING SUMMARY OF U.S. FEDERAL INCOME TAX CONSEQUENCES IS INCLUDED FOR GENERAL INFORMATION ONLY AND DOES NOT CONSTITUTE LEGAL OR TAX ADVICE TO ANY STOCKHOLDER. EACH STOCKHOLDER IS URGED TO CONSULT A TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES TO SUCH STOCKHOLDER OF THE SALE OF ASSETS AND DISSOLUTION, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL OR FOREIGN LAWS AND CHANGES IN APPLICABLE TAX LAWS.

TO ENSURE COMPLIANCE WITH INTERNAL REVENUE SERVICE CIRCULAR 230, WE INFORM YOU THAT (i) THE FOREGOING SUMMARY OF U.S. FEDERAL INCOME TAX CONSEQUENCES WAS WRITTEN TO SUPPORT THE PROMOTION OR MARKETING OF THE TRANSACTION(S) OR MATTER(S) ADDRESSED HEREIN; (ii) THE SUMMARY OF THE U.S. FEDERAL INCOME TAX CONSEQUENCES SET FORTH IN THIS COMMUNICATION IS NOT INTENDED OR WRITTEN

TO BE USED, AND CANNOT BE USED, FOR THE PURPOSE OF AVOIDING PENALTIES UNDER THE INTERNAL REVENUE CODE; AND (iii) STOCKHOLDERS SHOULD SEEK ADVICE BASED ON THEIR PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

MARKET PRICE AND DIVIDEND DATA

Our common stock was listed and commenced trading on the NASDAQ SmallCap market on August 21, 1995 under the symbol “SPAZ”. In January 1999, the common stock was delisted by the NASDAQ SmallCap Market due to our inability to maintain listing requirements. Our common stock immediately commenced trading on the OTC Bulletin Board under the same symbol. The following table sets forth the high and low bid price of our common stock as reported on the OTC Bulletin Board for fiscal years 2004 and 2005 and the first three quarters of fiscal 2006. The quotations listed below reflect interim dealer prices without retail mark-up, mark-down or commission and may not represent actual transactions.

	High	Low
Period:	(U.S. $)	(U.S. $)

2004
First Quarter	$0.22	$0.11
Second Quarter	$0.14	$0.06
Third Quarter	$0.10	$0.05
Fourth Quarter	$0.09	$0.05
2005
First Quarter	$0.10	$0.06
Second Quarter	$0.09	$0.05
Third Quarter	$0.07	$0.05
Fourth Quarter	$0.07	$0.03
2006
First Quarter	$0.04	$0.02
Second Quarter	$0.02	$0.02
Third Quarter	$0.02	$0.02

On November 27, 2006, the closing price reported by the OTC Bulletin Board was U.S. $0.02. Stockholders are urged to obtain current market prices for our common stock. Computershare Investor Services, LLC is our transfer agent and registrar.

There were no sales of unregistered securities by Spatializer during the year ended December 31, 2004. In December 2005, we issued shares of our common stock in connection with the mandatory conversion of our Series B-1 Redeemable Convertible Preferred Stock, par value $.01 per share, which transaction was previously described and included in our Form 8-K filed with the SEC on December 30, 2005 (with date of earliest event reported of December 29, 2005).

To our knowledge, there were approximately 197 holders of record of the stock of Spatializer as of November 27, 2006. Our transfer agent has indicated that beneficial ownership is in excess of 2,500 stockholders.

We have not paid any cash dividends on our common stock and have no present intention of paying any dividends or distributions other than in connection with the dissolution of Spatializer. While our policy has been to retain earnings, if any, for use in operations and in the development of our business, if the sale of assets and dissolution contemplated in this proxy statement are approved and effectuated, all remaining funds and assets available for distribution, if any, will be distributed to stockholders.

The Company did not repurchase any of its equity securities during the fourth quarter of the fiscal year ended December 31, 2005.

PROPOSAL 1

APPROVAL OF SALE OF ALL OR SUBSTANTIALLY ALL OF THE ASSETS OF
SPATIALIZER AND DESPER PRODUCTS

The following sets forth a summary of the terms of the proposed sale of all or substantially all of the assets of Spatializer and its wholly owned subsidiary, Desper Products. The following is qualified in its entirety by reference to the Asset Purchase Agreement attached hereto as Annex A. All stockholders are urged to read the Asset Purchase Agreement carefully.

Parties to Agreement

Spatializer, Desper Products, DTS and DTS BVI, entered into an Asset Purchase Agreement dated as of September 18, 2006.

Assets to be Acquired; Liabilities

The agreement provides that DTS and DTS BVI will acquire all of our and Desper Products’ right, title and interest in and to all property and assets, real, personal or mixed, tangible or intangible, of every kind and description, wherever located, used in the conduct of our and Desper Products’ business. Those assets include intellectual property, certain contracts proposed to be assumed by DTS and DTS BVI, accounts receivable originating from those assumed contracts (subject to the payment to Spatializer by DTS of a pro rata portion of the quarterly royalties received during the quarter in which the closing of the asset transaction occurs) and records, reports and databases relating to certain intellectual property. Neither DTS nor DTS BVI is acquiring our cash or cash equivalents or any accounts receivable not originating from the assumed contracts.

Except for certain specified liabilities, neither DTS nor DTS BVI will be assuming any liabilities of Spatializer or Desper Products, other than the obligations from and after the closing under the agreements assumed by DTS and DTS BVI.

Consideration

At the closing of the sale transaction, DTS and DTS BVI will pay Spatializer cash in the amount of $1,000,000 and assume the liabilities and obligations described above.

Representations and Warranties

Spatializer and Desper Products made certain representations and warranties to DTS and DTS BVI regarding, among other things:

•	our respective corporate authority to execute and deliver the Asset Purchase Agreement;

•	due execution and delivery of the Asset Purchase Agreement;

•	enforceability of the Asset Purchase Agreement (except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws of general application affecting enforcement of creditors’ rights generally and the availability of the remedy of specific performance or injunctive or other forms of equitable relief may be subject to equitable defenses and would be subject to the discretion of the court before which any proceeding therefor may be brought);

•	our respective corporate existence, organization and similar corporate matters;

•	our respective subsidiaries;

•	required consents, approvals, orders and authorizations of, and notices to, governmental authorities and third parties relating to, the Asset Purchase Agreement and related matters;

•	documents that Spatializer has filed with the Securities and Exchange Commission, the accuracy of certain specified financial statements and other information contained in documents Spatializer filed with the

Securities and Exchange Commission since January 1, 2004, and its compliance with the Sarbanes-Oxley Act of 2002 and other matters with respect to its internal controls and procedures;

•	absence of certain changes since December 31, 2005 to the assets being transferred;

•	absence of dividends, stock splits, combinations or reclassifications of capital stock, certain employee-related events, changes in financial or tax accounting methods, tax elections or any licensing or other agreement with regard to material intellectual property or rights thereto related to us since December 31, 2005;

•	title to the assets being transferred;

•	environmental matters;

•	certain of our contracts;

•	any material adverse changes in our business relationship with certain of our customers;

•	the absence of pending and threatened litigation involving either Spatializer or Desper Products;

•	our compliance with applicable laws, judgments, and permits;

•	employee benefit plans;

•	tax matters with respect to Spatializer;

•	our intellectual property;

•	our engagement of, and payment of fees to, brokers, investment bankers, and financial advisors, and fees payable by us to other advisors in connection with the transaction contemplated by the Asset Purchase Agreement;

•	solvency; and

•	accuracy of information supplied by us in connection with this proxy statement.

DTS and DTS BVI made certain representations and warranties in the Asset Purchase Agreement relating to, among other things:

•	its corporate organization and similar corporate matters;

•	authorization, execution, delivery, performance, and enforceability of, and required consents, approvals, orders, and authorizations of, and notices to, governmental authorities and third parties relating to, the Asset Purchase Agreement and related matters;

•	its engagement of brokers, investment bankers or financial advisors; and

•	accuracy of information supplied by DTS and DTS BVI in connection with this proxy statement.

Covenants of Spatializer and Desper Products

Each of Spatializer and Desper Products has agreed to a number of covenants that it must comply with between the date of the Asset Purchase Agreement and the date of the closing of the asset sale or the termination of the Asset Purchase Agreement. Those covenants include, without limitation, the following:

•	neither Spatializer nor Desper Products will (i) modify, amend or terminate any of its material contracts or waive, release or assign any material rights or claims, (ii) enter into, terminate or amend any material contract, (iii) incur any material liability, (iv) permit the assets to be sold to become subject to any encumbrance or (v) sell, transfer, lease, license or otherwise dispose of any of those assets or our intellectual property;

•	neither Spatializer nor Desper Products will adopt a plan of complete or partial liquidation or dissolution. However, Spatializer may adopt a plan of dissolution in accordance with the Delaware General Corporation Law (“DGCL”) if and only if (x) such plan provides for the consummation of the asset sale transaction in accordance with the terms of the Asset Purchase Agreement; (y) such plan is adopted in accordance with the DGCL; and (z) Spatializer does not adopt a plan of distribution or make any distribution on or prior to the 213th day after the date of the closing of the asset sale transaction;

•	neither Spatializer nor Desper Products will adopt a plan of complete or partial merger, consolidation, restructuring, recapitalization or other reorganization; provided, that Spatializer may adopt a plan of merger for the sole purpose of the sale of Spatializer as a corporate shell and without any of the assets to be sold to DTS and DTS BVI, provided such plan includes the consummation of the transactions in accordance with the terms of the Asset Purchase Agreement and Spatializer demonstrates that such plan will not delay either the solicitation of proxies in favor of, nor the consummation, of the transactions contemplated by the Asset Purchase Agreement;

•	each of Spatializer and Desper Products will file, on a timely basis, with appropriate taxing authorities all tax returns required to be filed by it prior to the closing date and timely pay all taxes related thereto;

•	neither Spatializer nor Desper Products will take, or agree to or commit to take, any action that would or is reasonably likely to result in any of the conditions to the closing set forth in the agreement not being satisfied, or would make any representation or warranty of either Spatializer or Desper Products contained in the Asset Purchase Agreement inaccurate in any respect at, or as of any time prior to, the closing date, or that would materially impair the ability of DTS, DTS BVI, Spatializer or Desper Products to consummate the closing in accordance with the terms of the Asset Purchase Agreement or materially delay the consummation of the transactions contemplated by the Asset Purchase Agreement; and

•	neither Spatializer nor Desper Products will enter into any agreement, contract, commitment or arrangement to do any of the foregoing, or authorize, recommend, propose or announce an intention to do, any of the foregoing.

No Solicitation

Each of Spatializer and Desper Products agreed that neither it nor any affiliate of it would, directly or indirectly, encourage, solicit, participate in or initiate discussions or negotiations with, or provide any information to, any person or group (other than DTS or any of its affiliates or representatives) concerning any acquisition proposal. Furthermore, Spatializer agreed not to approve or recommend, or propose to approve or recommend any acquisition proposal, or enter into any agreement with respect to any acquisition proposal. Upon execution of the Asset Purchase Agreement, Spatializer, Desper Products and their representatives were required to immediately cease any existing activities, discussions or negotiations with any parties conducted with respect to any of the foregoing and to request or demand the return of all documents, analyses, financial statements, projections, descriptions and other data previously furnished to others in connection with efforts to sell the assets to be sold to DTS and DTS BVI. Spatializer must immediately notify DTS of the existence of any proposal or inquiry received by Spatializer, Desper Products or their representatives. Additionally, Spatializer is required to immediately communicate to DTS the terms of any proposal or inquiry which may be received (and provide to DTS copies of any written materials received by Spatializer in connection with such proposal, discussion, negotiation or inquiry) and the identity of the party making such proposal or inquiry.

Neither the board of directors of Spatializer nor Desper Products is permitted to (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to DTS and DTS BVI, the approval by its board of directors of the Asset Purchase Agreement or the transactions contemplated thereby or the recommendation to the stockholders of Spatializer, (ii) approve or recommend or propose to approve or recommend, any acquisition proposal or (iii) authorize Spatializer or Desper Products to enter into any agreement (other than pursuant to the Asset Purchase Agreement) with respect to any acquisition proposal.

However, Spatializer may engage in discussions with third parties for the sole purpose of the sale of Spatializer as a corporate shell and without any of the assets to be sold to DTS or DTS BVI provided the terms would include the consummation of the asset sale transaction in accordance with the terms of the Asset Purchase Agreement and Spatializer demonstrates that transaction will not delay either the solicitation of proxies in favor of the transactions, or the consummation of the transactions, contemplated in the Asset Purchase Agreement.

Conditions to Closing

The Asset Purchase Agreement contains a number of conditions to the obligations of the parties to consummate the asset sale transaction. Neither party is obligated to close if the approval of the stockholders of Spatializer is not obtained at the Annual Meeting or any postponement, adjournment or continuation thereof.

Neither DTS nor DTS BVI will be required to purchase the assets of Spatializer or Desper Products pursuant to the Asset Purchase Agreement under certain specified circumstances. For example, DTS and DTS BVI will not be required to purchase the assets of Spatializer or Desper Products if there is any threatened or pending suit, action or proceeding by any governmental entity affecting DTS’s or DTS BVI’s ability to exploit the assets proposed to be sold or seeking to preclude consummation of the asset sale transaction. Furthermore, Spatializer and Desper Products must have obtained all consents and approvals of any person necessary to the consummation of the closing. If any material adverse change (or any development that, insofar as reasonably can be foreseen, is reasonably likely to result in any material adverse change) in the consolidated financial condition, businesses, results of operations or prospects of Spatializer and Desper Products taken as a whole or on DTS’s or DTS BVI’s ability to exploit the assets proposed to be sold has occurred, DTS and DTS BVI will have the right not to consummate the asset sale transaction. All of the representations and warranties of Spatializer set forth in the Asset Purchase Agreement that are qualified as to materiality must be true and complete in all respects and any such representations and warranties that are not so qualified must be true and complete in all material respects, in each case as of the date of the Asset Purchase Agreement and as of the closing date. Additionally, neither Spatializer nor Desper Products shall have failed to perform in any material respect any material obligation or to comply in any material respect with any of its respective agreement or covenant to be performed or complied with by it under the Asset Purchase Agreement. As the foregoing conditions are for the sole benefit of DTS and DTS BVI, DTS may waive, in whole or in part, any of those conditions at any time and from time to time in its sole discretion.

The obligations of Spatializer to consummate the sale of its assets pursuant to the Asset Purchase Agreement are also subject to the satisfaction on or prior to the closing date of certain conditions, including that all of the representations and warranties of DTS and DTS BVI set forth in the Asset Purchase Agreement that are qualified as to materiality are true and complete in all respects and any such representations and warranties that are not so qualified will be true and complete in all material respects, in each case as of the date of the Asset Purchase Agreement and as of the closing date and neither DTS nor DTS BVI shall have failed to perform in any material respect any material obligation or to comply in any material respect with any agreement or covenant to be performed or complied with by it under the Asset Purchase Agreement.

No federal or state regulatory approval is required in order to consummate the asset sale.

Termination of Agreement

The asset sale transaction may be terminated or abandoned at any time prior to the closing date:

•	By the mutual written consent of Spatializer and DTS.

•	By either Spatializer or DTS if any governmental entity issues a final and non-appealable order, decree or ruling or takes any other action which permanently restrains, enjoins or otherwise prohibits the asset sale transaction.

•	By Spatializer or DTS if the other has breached in any material respect any of its respective representations, warranties, covenants or other agreements contained in the Asset Purchase Agreement, which breach cannot be or has not been cured within 30 days after written notice of such breach.

•	By Spatializer or DTS on or after June 30, 2007, if the closing has not occurred by that date and if the failure of the closing to occur is not the result of a breach of a representation, warranty or covenant by the party desiring to terminate the Asset Purchase Agreement.

If the Asset Purchase Agreement is terminated after the Annual Meeting and stockholder approval is not obtained at the Annual Meeting, Spatializer is required to reimburse DTS for all out-of-pocket expenses incurred by DTS in connection with the asset sale transaction. However, if Spatializer uses its best efforts to secure stockholder approval, it will not be responsible for reimbursing those expenses.

Indemnification

Spatializer and Desper Products are required to jointly and severally indemnify, defend and hold harmless DTS and DTS BVI and certain affiliates thereof from and against and in respect of losses:

•	that arise out of any breach by Spatializer or Desper Products of its representations and warranties contained in or made pursuant to this Agreement provided any claim for such losses is brought within 183 days of the closing;

•	that arise out of any breach by Spatializer or Desper Products of its covenants or agreements contained in or made pursuant to this Agreement;

•	related to liabilities not agreed to be assumed by DTS and DTS BVI; and

•	that arise from the failure to obtain any required consent with respect to the assignment of the contracts to be assumed by DTS and DTS BVI in connection with the asset sale transaction.

Neither Spatializer nor Desper Products will be liable for any losses resulting from a breach of its responsibilities or warranties described above unless and until the amount of those losses exceeds $50,000. Once such losses exceed $50,000 Spatializer will be responsible for any amounts in excess of $15,000. Certain covenants of Spatializer and Desper Products terminate on the 275th day following the closing.

Brokers

Spatializer engaged the services of SEG to assist it in locating a potential buyer for Spatializer. At the closing, Spatializer will be required to pay SEG (or its affiliates) the sum of $250,000 in cash for its services.

Neither DTS nor DTS BVI engaged the services of any broker or finder in connection with the transactions contemplated by the Asset Purchase Agreement.

Transfer Taxes

DTS will pay for transfer taxes incurred with respect to the transfer by Spatializer to DTS and DTS BVI of tangible personal property having a fair market value of up to $20,000. To the extent that such taxes are paid by Spatializer, DTS will reimburse Spatializer for such transfer taxes within ten business days of DTS’s receipt of notice and proof of payment from Spatializer.

Joint and Several Liability

DTS has agreed to be jointly and severally liable for any obligations of DTS BVI under the Asset Purchase Agreement, any agreement signed by DTS BVI at the closing of the asset sale transaction.

THE BOARD OF DIRECTORS OF SPATIALIZER HAS DEEMED THE SALE OF ASSETS OF SPATIALIZER AND DESPER PRODUCTS TO BE IN THE BEST INTERESTS OF THE STOCKHOLDERS OF SPATIALIZER AND ADVISABLE AND UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE SALE OF ASSETS TO DTS PURSUANT TO THE ASSET PURCHASE AGREEMENT.

PROPOSAL 2

APPROVAL OF DISSOLUTION OF SPATIALIZER

In the event that the sale of assets transaction described under proposal 1 above is approved by the stockholders of Spatializer, the stockholders will then be asked to take action upon the resolution of the board of directors of Spatializer regarding the proposed dissolution of Spatializer.

At present, Spatializer has no employees other than Henry R. Mandell who serves as the Chairman of the Board and Secretary of Spatializer and is providing certain services to Spatializer in connection with its SEC reporting requirements and the transactions discussed in this proxy statement. See “Sale of All or Substantially All of the Assets of Spatializer and Desper Products and Dissolution of Spatializer — Background of the Sale of Assets and Dissolution.” Spatializer continues to collect royalties but is no longer pursuing additional customers nor furthering product development. The board of directors of Spatializer believes that the business of Spatializer is no longer sustainable and thus has directed that the assets of Spatializer and its wholly owned subsidiary, Desper

Products, be sold in order to maximize value for the stockholders of Spatializer. If all or substantially all of the assets of Spatializer and Desper Products are sold pursuant to the Asset Purchase Agreement, Spatializer will cease any further ongoing operations as it will not have assets available to it to continue its current business plan nor employees to carry on the business. Thus, the board of directors of Spatializer has deemed it advisable that, following the consummation of the asset sale transaction, Spatializer be dissolved.

If the stockholders of Spatializer approve the asset sale transaction and such sale is consummated, and assuming the stockholders of Spatializer also approve of dissolution of Spatializer, the board of directors will commence an orderly process to wind up Spatializer. Such process would include the marshalling of assets of Spatializer. Such process could include a sale of the corporate shell in order to further maximize stockholder value if such an opportunity were to present itself and the board believed that such sale would be in the best interests of the stockholders of Spatializer. There is no assurance that any such opportunity may become available to Spatializer.

Spatializer would also be required to pay or make reasonable provision for the payment of claims against or obligations of Spatializer, if any, and to make such other provisions as may be required under Delaware law. The payment of any obligations and claims would be made to the full extent of Spatializer’s assets as required by Delaware law. The Asset Purchase Agreement contains certain representations and warranties made by Spatializer to DTS and DTS BVI which will survive for a period of six months following the closing of the asset sale transaction and requires indemnification for the breach of those representations and/or certain other matters as provided in the Asset Purchase Agreement. In order to ensure that there are funds available to satisfy Spatializer’s and Desper Products’ indemnification obligations under the Asset Purchase Agreement, we do not intend to make any distribution of assets until at least six months following the closing (or thereafter if any claims are pending as of the end of such six month period) and then only after all other assets have been marshaled, if any, and liabilities paid or otherwise provided for as required by Delaware law.

If and to the extent that any assets of Spatializer remain after the payment or reasonable provision for the payment of all such liabilities and obligations of Spatializer, those remaining assets would be distributed to the stockholders of Spatializer on a pro rata basis based on the stockholders ownership of Spatializer on the record date for such distribution. Spatializer does not know if any assets will be available for distribution to stockholders or, if so, the amount that would ultimately be available for such distribution.

To the extent that the winding up is delayed, the assets distributable to stockholders will be reduced by franchise taxes, legal expenses, accounting expenses, administrative expenses, transfer agent fees and other costs and expenses attributable to Spatializer’s continued existence as a public company.

If the stockholders of Spatializer do not approve of the asset sale transaction, then the stockholders will not be asked to vote on the dissolution of Spatializer. If the stockholders approve of the asset sale transaction but not approve of the dissolution, then it is anticipated that the assets of Spatializer would be required to be held (rather than distributed to stockholders) to meet the ongoing expenses of Spatializer to maintain its corporate existence until it can be dissolved. There is no assurance that there would be sufficient assets to maintain the corporate existence for an extended period of time.

Notwithstanding approval of the stockholders of Spatializer of the proposed dissolution of Spatializer by its stockholders, the board of directors of Spatializer may abandon such proposed dissolution without further action by its stockholders. If the asset sale is not consummated, the board of directors may, but is not required, to abandon the dissolution. If the dissolution is abandoned and another transaction is proposed, stockholders will be informed thereof and given the opportunity to vote on the proposed alternative, if such alternative would otherwise require stockholder approval.

THE BOARD OF DIRECTORS OF SPATIALIZER HAS DEEMED THE
DISSOLUTION OF SPATIALIZER TO BE IN THE BEST INTERESTS OF THE
STOCKHOLDERS OF SPATIALIZER AND ADVISABLE PROVIDED THE SALE OF ASSETS
TRANSACTION IS APPROVED AND CONSUMMATED. THE BOARD OF DIRECTORS
OF SPATIALIZER UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE
DISSOLUTION OF SPATIALIZER.

PROPOSAL 3

NOMINATION AND ELECTION OF DIRECTOR

Spatializer has a classified board of directors currently fixed at three members. Our board of directors is currently divided into three (3) classes of Directors, with one director in one class (“Class I”), one director in a separate class (“Class II”) and one director in a third separate class (“Class III”), with one class elected each year at our Annual Meeting for a three year term. At present, there is one vacancy on the board of directors and there is no intention to fill the vacancy at this time.

At this Annual Meeting, the Board intends to nominate Mr. Mandell as a Class II Director for a three (3) year term expiring in 2009. Spatializer currently has two (2) Directors, with the term of Carlo Civelli expiring in 2008. Assuming Mr. Mandell is re-elected, the Board will consist of two (2) directors with the term of the vacant seat expiring in 2007. Two directors will be critical to completing the sale of assets and dissolution of the Company. Mr. Mandell provides critical information on both the history and operations of Spatializer.

The elected director will continue in office until his successor is elected and has been qualified, or until his earlier death, resignation or removal. The Bylaws state that in any election of directors, the persons receiving a plurality of the votes cast, up to the number of directors to be elected in such election, shall be deemed to be elected. Shares represented by proxies marked “withhold” for the nominee will be counted as a negative vote.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” MR. MANDELL

PROPOSAL 4

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

The board of directors has selected Farber & Hass LLP as Spatializer’s independent auditors for the fiscal year ending December 31, 2007, and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. Farber & Hass LLP has audited Spatializer’s financial statements since 1999 and will audit the financial statements for the fiscal year ending December 31, 2006. Representatives of Farber & Hass LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Stockholder ratification of the selection of Farber & Hass LLP as Spatializer’s independent auditors is not required by Spatializer’s Amended and Restated Bylaws or otherwise. However, the board of directors is submitting the selection of Farber & Hass LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the board of directors will reconsider whether or not to retain that firm. Even if the selection is ratified, the board of directors, in its discretion, may direct the appointment of different independent auditors at any time during the year if it determines that such a change would be in the best interests of Spatializer and its stockholders.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of Farber & Hass LLP. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Shares represented by executed proxies will be voted, if no abstention or vote against is marked, for the ratification of Farber & Hass LLP as Spatializer’s independent auditors.

The following summarizes the fees paid to Farber & Hass LLP for the audit of Spatializer’s annual financial statements for the two fiscal years ended December 31, 2005 and 2004:

	December 31,
	2005	2004

Audit Fees(1)	$24,815	$34,865
Audit-Related Fees(2)	10,050
Tax Fees(3)	6,895	6,895
All Other Fees	—	—

Total Fees	$41,760	$41,760

(1)	Audit Fees are fees for professional services rendered for the annual audit, the reviews of Spatializer’s financial statements included in Form 10-Qs and services normally provided in connection with statutory and regulatory filings.

(2)	Audit-Related Fees are for assurance and related services that are reasonably related to the performance of the fiscal 2005 audit and not reported under Audit Fees.

(3)	Tax Fees are fees for professional services rendered for tax compliance, tax planning and tax advice.

Although neither the Audit Committee nor the board of directors has adopted policies and procedures for the pre-approval of audit and non-audit services rendered by Spatializer’s independent auditor, Farber & Hass LLP, the charter of the Audit Committee requires that the Audit Committee pre-approve the engagement of the auditor to perform all proposed audit, review and attest services, as well as engagements to perform any proposed permissible non-audit services. The pre-approval of services was delegated to Spatializer’s Chief Financial Officer with the decision to be reported to the Audit Committee and ratified at its next scheduled meeting. One hundred percent of the auditors’ fees were pre-approved by the Audit Committee during the last fiscal year. Based on the fact that the Audit Committee has no members at present and the office of Chief Financial Officer is vacant, the board of directors will be responsible for serving in the capacity of the Audit Committee and approving audit and non-audit services to be rendered by Spatializer’s independent auditors until such time, if any, as members may be appointed to the Audit Committee.

Spatializer was not billed any fees for professional services described in Paragraph (c)(4)(ii) of Rule 2-01 of Regulation S-X rendered by Farber & Hass LLP for the fiscal year ended December 31, 2005.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 4.

DIRECTORS AND EXECUTIVE OFFICERS

General

The following table sets forth certain information with respect to the directors and executive officers of Spatializer as of November 27, 2006. As described above, Henry R. Mandell, whose term ends in 2006, is to be considered for election to the board of directors as a Class II Director, with a term expiring in 2009 and is the only executive officer of Spatializer.

Name	Age	Position

DIRECTOR WITH TERM ENDING IN 2006:
Henry R. Mandell	50	Chairman of the Board — 2/00 to date. Chief Executive Officer — 2/00 to 1/06 Secretary — 9/98 to date. Chief Financial Officer — 3/98 to 1/06.
DIRECTOR WITH TERM ENDING IN 2008:
Carlo Civelli	56	Director — 3/93 to date.

HENRY R. MANDELL. Chairman since February 2000; Chief Executive Officer from February 2000 through January 6, 2006; Interim Chief Executive Officer from September 1998 to February 2000; Secretary since September 1998; Chief Financial Officer from March 1998 through January 6, 2006; Senior Vice President, Finance from March 1998 until September 1998. Executive Vice President and Chief Financial Officer of The Sirena Apparel Group, Inc. from November 1990 to January, 1998. Senior Vice President of Finance and Administration for Media Home Entertainment, Inc. from April 1985 to November 1990. Director of Finance and Accounting for Oak Media Corporation from June 1982 to April 1985. Senior Corporate Auditor for Twentieth Century Fox Film Corporation from June 1981 to June 1982. Mr. Mandell was a Senior Auditor for Arthur Young and Company from August 1978 to June 1981, where he qualified as a Certified Public Accountant. Mr. Mandell is currently the President and Chief Operating Officer of several operating entities in the apparel industry doing business as Ed Hardy.

CARLO CIVELLI. Director since March 1993. Previously, Mr. Civelli was our VP Finance — Europe from August 1991 to March 1995. Has extensive experience in financing emerging public companies and has been instrumental in funding approximately 50 new ventures of the past 20 years which include Breakwater Resources, Callinan Mines, Granges Exploration, Namibian Minerals, Napier International Tech, Norst Interactive, DRC Resources, DMX Digital Music. Managing Director of Clarion Finanz AG, Zurich, Switzerland, for more than the last ten years. Director and Financial Consultant to Clarion Finanz AG.

In December 2005, James D. Pace and Gilbert N. Segel resigned as directors of Spatializer and the authorized number of directors of Spatializer was reduced to three persons, leaving a vacancy in the Class I seat on the board of directors. The board does not intend to fill the vacancy at this time because of Spatializer’s current circumstances.

Compensation Of Directors

None of Spatializer’s Directors received any cash compensation or other arrangements for services provided in their capacity as Directors. However, Spatializer has granted stock options to Directors in that capacity. Under the 1995 Stock Option Plan, each Director, who is not an employee of Spatializer, is entitled to an automatic annual grant of an option to purchase 50,000 shares of common stock which are granted as options and are available for grant under the 1995 Stock Option Plan (“Plan”). Employee Directors may receive such a grant at the discretion of the board of directors. In accordance with the Plan, Spatializer issued such options to its employee and non-employee directors on February 10, 2005 at an exercise price of $0.10. All options granted in 2005 were above the closing share price on the date of grant.

Activities of the Board of Directors and its Committees

Members of the board of directors are elected by the holders of the common stock of Spatializer and represent the interests of all stockholders. The board of directors meets periodically to review significant developments affecting Spatializer and to act on matters requiring Board approval. Although the board of directors has in the past delegated many matters to committees or others, it reserved certain powers and functions to itself. Spatializer encourages the members of its board of directors to attend annual meetings of Spatializer’s stockholders. Of the four board members in office at the time of last year’s annual meeting, three attended the prior year’s annual meeting.

During 2005, the board of directors of Spatializer, which consisted of four (4) members through December 19, 2005, had two formal meetings and took certain actions by written consent. Except for Carlo Civelli (who missed both meetings because of time, location and travel conflicts but was advised and consented telephonically to the actions and discussions at each meeting), all incumbent Directors of Spatializer were present, in person or by teleconference at, or participated in taking actions for, one hundred percent (100%) of the meetings of the board of directors of Spatializer and the committees on which he served.

Through December 19, 2005, standing committees of the board of directors of Spatializer included a Special Committee, an Audit Committee and a Compensation and Stock Option Committee. Following the resignations of Messrs. Pace and Segel from the board of directors on December 19, 2005, the duties and responsibilities of these committees have been undertaken by the board of directors as a whole. The following disclosure regarding committees of the board of directors relates to the period commencing January 1, 2005 through December 19, 2005.

Special Committee

In November 2002, the board of directors created a Special Committee to review certain strategic opportunities as they arise and to obtain additional information regarding such opportunities for consideration and evaluation by the board of directors. Through December 19, 2005, the Special Committee consisted of Messrs. Mandell, Pace and Segel. The Special Committee had no in-person meetings, telephonic meetings or discussions in connection with strategic business matters in 2005, as any such matters were discussed with the board as a whole.

Audit Committee

Through December 19, 2005, the Audit Committee of Spatializer’s board of directors consisted of Mr. Segel who was a non-employee director. Mr. Mandell, an employee of Spatializer, participated as an ex-officio member. Mr. Segel was considered independent, as defined in the NASD listing standards, and met the criteria for independence set forth in the rules promulgated under the Securities Exchange Act of 1934, as amended. This committee is directed to review the scope, cost and results of the independent audit of Spatializer’s books and records, the results of the annual audit and quarterly reviews of Spatializer’s financial statements with management and the internal auditors and the adequacy of Spatializer’s accounting, financial, and operating controls; to recommend annually to the board of directors the selection of the independent auditors; to consider proposals made by Spatializer’s independent auditors for consulting work; and to report to the board of directors, when so requested, on any accounting or financial matters. The Audit Committee of the board of directors held one formal meeting during fiscal 2005 and had either telephonic meetings or discussions in connection with each of the quarterly interim filings.

Nominating Committee

The board of director of Spatializer historically did not, and does not currently, maintain a Nominating Committee, due to the small size of the Board and, prior to December 19, 2005 the resultant committee demands placed on individual directors already serving on multiple committees. Thus, the board of directors as a whole was and is responsible for, among other things, identifying, reviewing and evaluating candidates to serve as directors of Spatializer, reviewing, evaluating and considering incumbent directors, recommending candidates for election to the board of directors, making recommendations regarding the membership of the committees of the board of directors and assessing the performance of individual members of the board of directors. This evaluation may also be performed in conjunction with outside counsel. At present, there are only two directors, namely Henry R. Mandell and Carlo Civelli. Of those two directors, only Mr. Civelli would be considered independent.

The board of directors has not established any specific minimum qualifications that must be met for recommendation for a position on the board of directors. As Spatializer is trying to sell all or substantially all of its assets and to dissolve and wind up, the board of directors does not believe that establishing any such qualifications is necessary at this point in time. In considering candidates for director, the board of directors will generally consider all relevant factors, including among others the candidate’s applicable expertise and demonstrated excellence in his or her field, the usefulness of such expertise to Spatializer, the availability of the candidate to devote sufficient time and attention to the affairs of Spatializer, the candidate’s reputation for personal integrity and ethics and the candidate’s ability to exercise sound business judgment. Other relevant factors, including diversity, age and skills, will also be considered. Candidates for director are reviewed in the context of the existing membership of the board of directors (including the qualities and skills of the existing directors), the operating requirements of Spatializer and the long-term interests of its stockholders.

The board of directors uses its network of contacts when compiling a list of potential director candidates and may also engage outside consultants (such as professional search firms). In addition, the board of directors also considers potential director candidates recommended by stockholders or major customers. All potential director candidates are evaluated based on the factors set forth above, and to date the board of directors has established no special procedure for the consideration of director candidates recommended by stockholders.

Stockholders who wish to recommend individuals for consideration by the board of directors to become nominees for election to the board of directors may do so by delivering a written recommendation to the Chairman of the Board at the following address: 2060 East Avenida de Los Arboles, # D190, Thousand Oaks,

California 91362-1376 at least one hundred twenty (120) days prior to the anniversary date of the mailing of Spatializer’s proxy statement for this Annual Meeting of Stockholders. The deadline for nominating a director for the next Annual Meeting of Stockholders is August 3, 2007. Submissions must include the full name of the proposed nominee, a description of the proposed nominee’s business experience for at least the previous five years, complete biographical information, a description of the proposed nominee’s qualifications as a director and a representation that the nominating stockholder is a beneficial or record owner of Spatializer’s common stock. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.

Compensation and Stock Committee

The Compensation and Stock Option Committee of Spatializer (the “Compensation Committee”) consisted of Messrs. Pace and Segel through December 19, 2005, each of whom was a non-employee director of Spatializer and a “disinterested person” with respect to the plans administered by such committee, as such term is defined in Rule 16b-3 adopted under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”). Following the resignation of Messrs. Pace and Segel from the board of directors of Spatializer, the two Compensation Committee positions have been vacant. The Compensation Committee reviews and approves annual salaries, bonuses and other forms and items of compensation for senior officers and employees of Spatializer. Except for plans that are, in accordance with their terms or as required by law, administered by the board of directors or another particularly designated group, the Compensation Committee also administers and implements all of Spatializer’s stock option and other stock-based and equity-based benefit plans (including performance-based plans), recommends changes or additions to those plans, and reports to the board of directors on compensation matters. The Compensation Committee held one meeting in 2005. The 1996 Incentive Plan lapsed in 2005. No Compensation Committee interlock relationships existed in 2005.

Code of Ethics

Spatializer has adopted a Code of Ethics that applies to all of our directors, officers and employees. A copy of our Code of Ethics may be obtained free of charge upon written request of our Secretary in care of 2060 East Avenida de Los Arboles, # D190, Thousand Oaks, California 91362-1376.

Stockholder Communications with the Board of Directors

The board of directors will consider recommendations for board nominees and proposals submitted by Spatializer’s stockholders. Historically, Spatializer has not adopted a formal process for stockholder communications with the board of directors. Nevertheless, every effort has been made to ensure that the views of stockholders are heard by the board of directors or individual directors, as applicable, and that appropriate responses are provided to stockholders in a timely manner. Stockholders may address any concerns they have to the board of directors by writing Spatializer’s Chairman of the Board in care of 2060 East Avenida de Los Arboles, # D190, Thousand Oaks, California 91362-1376, or by email to investor@spatializer.com. Spatializer believes its responsiveness to stockholder communications to the board of directors has been excellent.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information (except as otherwise indicated by footnote) as to shares of common stock owned as of November 27, 2006 or which can be acquired within sixty days of November 27, 2006 by (i) each person known by management to beneficially own more than five percent (5%) of Spatializer’s outstanding common stock, (ii) each of Spatializer’s directors, and officers, (iii) all executive officers and directors as a group. On November 27, 2006 there were 48,763,383 shares of common stock outstanding.

	Amount and Nature of	Percent of
Name of Beneficial Owner	Beneficial Ownership	Class

Jay Gottlieb(1)(2)	4,421,500	9.1%
Carlo Civelli(1)(3)	5,763,780	11.75%
Henry R. Mandell(1)(4)	2,212,875	4.4%
All directors and executive officers as a group (2 persons)(1)(3)(4)	7,976,655	16.15%

(1)	The persons named in the table have sole voting and investment power with respect to all shares shown to be beneficially owned by them, subject to community property laws, where applicable, and the information contained in the footnotes to this table.

(2)	Based on Amendment No. 01 to the Schedule 13G filed by Mr. Gottlieb with the Securities and Exchange Commission on November 9, 2006. Mr. Gottlieb’s address is 27 Misty Brook Lane, New Fairfield, Connecticut 06812.

(3)	Carlo Civelli controls Clarion Finanz AG, a non-reporting investment company. Holdings of Mr. Civelli and Clarion Finanz AG are combined, and include all shares of Spatializer held of record or beneficially by them, and all additional shares over which he either currently exercises full or partial control, without duplication through attribution. Includes 300,000 options to acquire common stock held by Mr. Civelli, all of which are vested and currently exercisable. Mr. Civelli’s address is Gerberstrasse 5 8023, Zurich, Switzerland.

(4)	Includes 1,550,000 options held by Mr. Mandell, all of which are vested and are exercisable at various prices from $0.05 to $0.30. This includes options granted on February 21, 2005, and exercisable at $0.10 per share, relating to the extension of Mr. Mandell’s employment agreement in 2005. The options have varying expiration dates of which the final such expiration date is February 21, 2010.

EXECUTIVE COMPENSATION

Named Executive Officer

The following table sets forth separately, for the last three complete fiscal years, each component of compensation paid or awarded to, or earned by, the Chief Executive Officer of Spatializer. There were no other executive officers who were serving as executive officers at December 31, 2005 who had annual income of at least $100,000 in 2005.

SUMMARY COMPENSATION TABLE

				Long Term
				Compensation
				Awards Securities
		Annual Compensation		Under Option
Name and Principal Position	Year	Salary	Bonus	Granted (#)

Henry R. Mandell(1)	12/05	$214,200	N/A	500,000	(2)
Chief Executive Officer	12/04	$214,200	N/A	50,000	(3)
	12/03	$214,200	N/A	400,000	(4)

(1)	Mr. Mandell’s base salary in each of the three fiscal years reported above was $214,200 and he was entitled to a bonus, as granted by the Compensation Committee, equal to five percent (5%) of Spatializer’s income after taxes (not to exceed $100,000). Mr. Mandell does not receive any other cash compensation but did receive reimbursement for expenses and benefits on the same terms as other employees.

(2)	Reflects an additional 500,000 options granted in conjunction with the extension in February 2005 (effective as of November 2004) of Mr. Mandell’s employment contract with Spatializer, which options are exercisable at $0.10 per share.

(3)	Reflects 50,000 directors options granted annually at the Annual Meeting of Stockholders to each director, exercisable at $0.09 per share.

(4)	Reflects 50,000 exercisable at $0.07 per share, an additional 100,000 options granted for five (5) year Board service, exercisable at $0.05 per share, and 250,000 options at $0.05 per share granted in conjunction with the extension of Mr. Mandell’s employment contract in November 2003.

OPTION GRANTS DURING THE LAST FISCAL YEAR

The following table is presented in accordance with the Exchange Act and the regulations thereunder and sets forth stock options granted under Spatializer’s 1995 Stock Option Plan during the 2005 fiscal year to Henry R. Mandell, the only Named Executive Officer:

Potential Realizable
	Individual Grants							Value at Assumed
			% of Total					Annual Rates of
	Securities		Options					Stock Price
	Under		Granted to	Exercise or				Appreciation for
	Options		Employees in	Base Price		Expiration		Option Term
	Granted		Fiscal Year	($/Security)		Date		5%	10%

Henry R. Mandell	500,000	(1)	100.0%	$0.10	(2)	February 2010	(1)	$0	$0

(1)	All options are fully vested and expire by February 2010.

(2)	Market price on the date of grant.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION VALUES

The following table (presented in accordance with the Exchange Act and the regulations promulgated thereunder) sets forth the fiscal year-end value of unexercised options on an aggregated basis of the only Named Executive Officer. Mr. Mandell did not exercise any options to acquire shares of the common stock of Spatializer during fiscal 2005:

Value of Unexercised
	Securities		Unexercised	In-the-Money Options at
	Acquired on	Aggregate	Options at Fiscal	Fiscal Year-End ($)
Name	Exercise	Value Realized	Year-End	Exercisable/Unexercisable

Henry R. Mandell	0	$0	1,550,000	$0	(1)

(1)	Calculated at an average exercise price of $0.10 per share.

Compensation of Directors

None of Spatializer’s directors received any cash compensation or other arrangements for services provided in their capacity as directors during the fiscal year ended December 31, 2005. However, Spatializer has granted stock options to directors in that capacity. Under the 1995 Stock Option Plan, each non-employee director was entitled to an automatic annual grant of an option to purchase 50,000 shares of Spatializer’s common stock. Employee directors could receive such a grant at the discretion of the board of directors. No options were granted in 2005 since the 1995 Stock Option Plan expired during the last fiscal year.

Employment Agreement

On February 21, 2005, Spatializer amended the Employment Agreement, effective as of November 12, 1999, as amended, with respect to Henry R. Mandell’s employment as Chief Executive Officer and Chief Financial Officer of Spatializer. The amendment, effective as of November 12, 2004, extended the term of Mr. Mandell’s employment through November 12, 2006. In addition, the terms of the amendment provided for a grant of a stock option to acquire 500,000 shares of common stock at an exercise price of $0.10 per share and a term of five years. This option grant replaced options that had been previously issued to Mr. Mandell under such Employment Agreement but had expired unexercised.

However, on December 19, 2005, Henry R. Mandell gave notice that he was resigning from all positions held by him with Spatializer, other than as a director, Chairman of the Board and Secretary thereof, effective as of January 6, 2006. Effective as of January 6, 2006, Spatializer entered into an agreement with Mr. Mandell to continue his employment with Spatializer as Chairman and Secretary. Under the terms of that agreement, Mr. Mandell continues to provide certain specified services to Spatializer, which services may be provided in person, by telephone, by email or otherwise as Mr. Mandell sees fit, such services to be rendered at such hours and/or on weekends as he may determine. Those services include without limitation supervising the preparation of Spatializer’s financial statements and records, reviewing and authorizing day to day disbursements, supervising all of Spatializer’s licensing and business activities, handling stockholder communications and serving as the contact person with Spatializer’s financial advisor. He is permitted to accept, and has accepted, other employment during the term of the agreement.

As an incentive for Mr. Mandell to continue in the employ of Spatializer during the term of the agreement, and in consideration for foregoing certain severance pay to which he otherwise may have been entitled, Spatializer agreed to pay him a lump sum payment of $35,733.33, which amount was paid concurrently with the execution of the agreement. He is entitled to a monthly salary of $5,000 during the term of the agreement, a bonus of $10,000 for his assistance in the preparation of Spatializer’s Form 10-K of Spatializer for the fiscal year ended December 31, 2005 and a separate bonus of $5,000 each for his assistance on each Form 10-Q upon which he assists for any quarterly period ending after December 31, 2005. Additionally, should Spatializer be sold or enter into certain specified extraordinary transactions during the term of the agreement, Mr. Mandell may be entitled to an additional bonus, not to exceed $150,000. During the term of the agreement, he will also be entitled to employee benefits and reimbursement of reasonable, actual and necessary business expenses.

The agreement contains certain non-competition, non-solicitation and confidentiality provisions. The agreement terminated certain provisions of Mr. Mandell’s then existing extended employment agreement (including without limitation the compensation and severance pay obligations thereunder) but continued certain other provisions thereof (such as the proprietary information, confidentiality and other similar provisions thereunder).

The agreement was to terminate by its terms upon the earlier of (i) the consummation of certain extraordinary transactions, (ii) the expiration, termination or non-renewal of the directors’ and officers’ insurance policy of Spatializer under which Mr. Mandell is covered as a director and officer of Spatializer and (iii) June 30, 2006. Spatializer may terminate Mr. Mandell’s employment at any time during the term and Mr. Mandell may voluntarily resign his employment at any time during such term. In June 2006, the board of directors agreed to extend the employment agreement until the earlier of 12 months from its June 30, 2006 expiration date and the date of Spatializer’s dissolution.

Certain Relationships and Related Transactions

Except as described in “Employment Agreements” above, during 2005, Spatializer was not a party to any transaction in which the amount involved exceeded $60,000 and in which any director, executive officer, nominee for Director, security holder of more than five percent (5%) of Spatializer’s voting securities, or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest.

Compliance with Section 16(a) of the Exchange Act

Under the Exchange Act, Spatializer’s Directors, certain executive and other officers, and any person holding more than ten percent (10%) of Spatializer’s common stock are required to report their ownership and any changes in that ownership to the Securities and Exchange Commission (the “Commission”) and any exchange or quotation system on which the common stock is listed or quoted. Copies of these reports must also be furnished to us. Based solely upon a review of the copies of reports furnished to Spatializer as filed with the Commission, Spatializer is informed that all such reports were filed on a timely basis.

Indemnification of Directors and Executive Officers

Spatializer’s Certificate of Incorporation, as amended, and its Amended and Restated Bylaws provide that Spatializer will indemnify any officer or director of Spatializer who is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, against expenses (including, but not limited to, attorneys’ fees) judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding to the fullest extent and in the manner set forth in and permitted by Delaware law and any other applicable law as from time to time in effect.

ANNUAL REPORT

Spatializer has previously forwarded to each stockholder who so requested in writing a copy of Spatializer’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005 as filed with the Securities and Exchange Commission and the quarterly reports for the interim periods in 2006. Requests for additional copies of these reports should be sent to Spatializer in care of 2060 East Avenida de Los Arboles, # D190, Thousand Oaks, California 91362-1376, Attention: Henry R. Mandell. Copies of our financial statements may also be found on the website of the Securities and Exchange Commission (www.sec.gov).

STOCKHOLDER PROPOSALS

In the event that an additional annual stockholder meeting is scheduled after the annual meeting described in this proxy statement and a stockholder wishes to submit a proposal for inclusion in Spatializer’s proxy statement and form of proxy for that next meeting in conformity with current Securities and Exchange Commission proxy regulations, any such proposal must be received by the Secretary of Spatializer no later than August 6, 2007. If a stockholder intends to present a proposal at that next meeting, but does not seek inclusion of that proposal in the proxy statement for that meeting, the holders of proxies for that meeting will be entitled to exercise their discretionary authority on that proposal if Spatializer does not have notice of the proposal at or by October 19, 2007.

OTHER BUSINESS

The board of directors does not know of any business to be presented at the Annual Meeting other than the matters set forth above, but if other matters came before the Annual Meeting, it is the intention of the proxies to vote in accordance with their best judgment on such matters.

BY ORDER OF THE BOARD

Henry R. Mandell
Chairman

DATED: November 30, 2006

ANNEX A

ASSET PURCHASE AGREEMENT

EXECUTION COPY

ASSET PURCHASE AGREEMENT
by and among
DTS, INC.,
DTS BVI LIMITED,
SPATIALIZER AUDIO LABORATORIES, INC.
and
DESPER PRODUCTS, INC.
dated as of
September 18, 2006

A-i

A-ii

Page(s)

Section 10.8	Enforcement; Venue	A-23
Section 10.9	Time of Essence	A-24
Section 10.10	Extension; Waiver	A-24
Section 10.11	Election of Remedies	A-24
Section 10.12	Assignment	A-24

EXHIBITS

Exhibit A	—	Form Of Assumption Agreement
Exhibit B	—	Purchase Price Allocation
Exhibit C	—	Form Of Bill Of Sale And Assignment
Exhibit D	—	Schedule Of Liens
Exhibit E	—	Assumed Contracts

A-iii

ASSET PURCHASE AGREEMENT

Asset Purchase Agreement, dated as of September 18, 2006, by and among DTS, Inc., a Delaware corporation (“Purchaser”), DTS BVI Limited, a corporation organized under the laws of the British Virgin Islands and a subsidiary of Purchaser (“Purchaser Subsidiary”), Spatializer Audio Laboratories, Inc., a Delaware corporation (“Seller”), and Desper Products, Inc., a California corporation which is a wholly owned subsidiary of Seller (“Seller Subsidiary”). Certain capitalized terms used in this Agreement have the meanings assigned to them in ARTICLE IX.

WHEREAS, the Boards of Directors of each of Purchaser, Purchaser Subsidiary, Seller and Seller Subsidiary has approved, and deems it advisable and in the best interests of its respective stockholders to consummate the acquisition of the Purchased Assets by Purchaser, which acquisition is to be effected by the sale of the Purchased Assets to Purchaser or Purchaser Subsidiary, as determined by Purchaser, by Seller and Seller Subsidiary, subject to only those liabilities expressly assumed by Purchaser or Purchaser Subsidiary pursuant hereto, and otherwise upon the terms and subject to the conditions set forth herein; and

WHEREAS, Purchaser and Purchaser Subsidiary intend to co-develop the Purchased Assets and allocate them among each of them such that all tangible Purchased Assets and all other domestic Purchased Assets be transferred to Purchaser and all foreign Purchased Assets be transferred to Purchaser Subsidiary, each at the Closing as contemplated hereby.

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements set forth herein, intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I

PURCHASE AND SALE OF ASSETS

Section 1.1  Sale and Transfer of Assets.  Subject to the terms and conditions of this Agreement, at the Closing Seller and Seller Subsidiary shall sell, convey, assign, transfer and deliver to Purchaser or Purchaser Subsidiary as specified by Purchaser the Purchased Assets, and Purchaser or Purchaser Subsidiary, as applicable, agrees to purchase and accept from Seller and Seller Subsidiary the Purchased Assets, free and clear of all Encumbrances, except for the Encumbrances specifically to be assumed by Purchaser or Purchaser Subsidiary pursuant to the Assumption Agreement in the form of Exhibit A hereto (the “Assumption Agreement”). The term “Purchased Assets” means all of Seller’s and Seller Subsidiary’s right, title and interest in and to all property and assets, real, personal or mixed, tangible or intangible, of every kind and description, wherever located, used in the conduct of the Business, and shall include but not be limited to:

(a) all Seller Intellectual Property;

(b) all Assumed Contracts;

(c) all accounts receivable and royalties originating from the Assumed Contracts, subject to Purchaser’s obligation pursuant to Section 5.14; and

(d) all records, reports and databases related to outbound licenses of Seller Intellectual Property;

provided, that, (x) cash and cash equivalents and (y) accounts receivable not originating from the Assumed Contracts are not Purchased Assets.

Section 1.2  Assumption of Liabilities.  Except for obligations specifically to be assumed by Purchaser or Purchaser Subsidiary pursuant to the Assumption Agreement, neither Purchaser nor Purchaser Subsidiary shall assume nor shall be deemed to have assumed or agreed to be responsible for any Liabilities of Seller, Seller Subsidiary or any of either of their Affiliates, whether or not arising out of the ownership and operation of the Purchased Assets or the Business. Upon the terms and subject to the conditions of this Agreement and the Assumption Agreement, Purchaser or Purchaser Subsidiary, as determined by Purchaser, shall assume on the Closing Date, effective as of the time of the Closing, and pay, perform and discharge when due all liabilities, obligations and commitments under the Assumed Contracts, to the extent arising or relating to performance by

Seller or Seller Subsidiary after the Closing Date, other than any Liabilities, arising due to any breach of any such Assumed Contract by Seller or Seller Subsidiary (collectively, the “Assumed Liabilities”).

Section 1.3  Excluded Liabilities.  Notwithstanding any provision in this Agreement, Purchaser or Purchaser Subsidiary, as applicable, is assuming only the Assumed Liabilities and is not assuming any other Liability of Seller, Seller Subsidiary or any of either of their Affiliates whether or not arising out of the ownership and operation of the Purchased Assets or the Business (all Liabilities of Seller, Seller Subsidiary and either of their Affiliates not expressly assumed by Purchaser or Purchaser Subsidiary shall be retained by Seller, Seller Subsidiary and their Affiliates and are referred to as the “Excluded Liabilities”). Without limiting the generality of the preceding sentence, the Excluded Liabilities include:

(a) all Liabilities relating to the operations of Seller or Seller Subsidiary or the Business, except as set forth in Section 1.2;

(b) all Liabilities related to any accounts payable or any indebtedness of Seller or Seller Subsidiary, except those Liabilities first arising after the Effective Time under the Assumed Contracts;

(c) all Liabilities relating to any products manufactured or licensed by Seller or Seller Subsidiary prior to the Effective Time, including warranty obligations and product liabilities and intellectual property indemnities irrespective of the legal theory asserted;

(d) all Liabilities related to any Assumed Contract that arise prior to the Effective Time;

(e) all Liabilities related to any Assumed Contract that arise subsequent to the Effective Time but that arise out of or relate to any breach that occurred prior to the Effective Time;

(f) all Liabilities with respect to Taxes relating to the Business, the Seller or Seller Subsidiary;

(g) subject to Purchaser’s limited obligation pursuant to Section 10.1, all Liabilities with respect to Taxes arising out of or relating to the sale of the Purchased Assets or assumption of the Assumed Liabilities;

(h) all Liabilities with respect to Taxes relating to the ownership or use of the Purchased Assets prior to the Effective Time;

(i) all Liabilities, obligations and commitments relating to any Environmental Claim;

(j) all Liabilities relating to any employee benefits or employee plans provided to any employee or consultant of Seller or Seller Subsidiary;

(k) all Liabilities relating to employment, severance or termination agreements with any employee or consultant of Seller or Seller Subsidiary;

(l) all Liabilities relating to any violation of law by Seller or Seller Subsidiary or any litigation against Seller or Seller Subsidiary; and

(m) all Liabilities relating to brokers fees or success fees with respect to the Transaction.

Section 1.4  The Purchase Price.  Subject to the terms and conditions of this Agreement, in consideration of the aforesaid sale, conveyance, assignment, transfer and delivery to Purchaser and Purchaser Subsidiary of the Purchased Assets, at the Closing Purchaser shall (i) pay or cause to be paid to Seller an amount of cash equal to One Million Dollars ($1,000,000) U.S. and (ii) Purchaser or Purchaser Subsidiary, as determined by Purchaser, shall assume the Assumed Liabilities.

Section 1.5  Allocation of Purchase Price; Tax Filings.  The Purchase Price shall be allocated among the Purchased Assets as set forth in Exhibit B hereto, which has been arrived at by arm’s length negotiation, in compliance with Section 1060 of the Code and the regulations promulgated thereunder. Each of Purchaser, Purchaser Subsidiary, Seller and Seller Subsidiary shall (i) timely file all forms (including Internal Revenue Service Form 8594) and Tax Returns required to be filed in connection with such allocation, (ii) be bound by such allocation for purposes of determining Taxes, (iii) prepare and file, and cause its Affiliates to prepare and file, its Tax Returns on a basis consistent with such allocation and (iv) take no position, and cause its Affiliates to take no position, inconsistent with such allocation on any applicable Tax Return, in any audit or proceeding before any taxing authority, in any report made for Tax, financial accounting or any other purposes, or otherwise. In the event that the Allocation set forth on Exhibit B hereto is disputed by any taxing authority, the party receiving notice of such dispute shall promptly notify the other party hereto concerning the existence and resolution of such dispute.

ARTICLE II

THE CLOSING

Section 2.1  The Closing.  The sale and transfer of the Purchased Assets by Seller and Seller Subsidiary to Purchaser and Purchaser Subsidiary shall take place at the offices of Purchaser, 5171 Clareton Drive, Agoura Hills, CA 91301, at 10:00 a.m., local time, on a day mutually agreed to by Seller and Purchaser which day shall be not later than ten Business Days following the satisfaction or waiver of all conditions to closing set forth in ARTICLE VI (other than conditions which can be satisfied only by the delivery of certificates, opinions or other documents at the Closing), unless another date or place is agreed in writing by each of the parties hereto.

Section 2.2  Deliveries by Seller and Seller Subsidiary.  At the Closing, Seller and Seller Subsidiary shall deliver or cause to be delivered to Purchaser and Purchaser Subsidiary:

(a) a duly executed Bill of Sale and Assignment in the form annexed hereto as Exhibit C;

(b) all documents of title and instruments of conveyance necessary to transfer and record beneficial and record ownership to Purchaser or Purchaser Subsidiary, as applicable, of all Purchased Assets;

(c) assignments of all Patents, Trademarks, trade names, domain names, ideas, assumed names and Copyrights and all applications and disclosures therefor and all other Intellectual Property included among the Purchased Assets;

(d) duly executed copies of all required consents;

(e) all documents containing or relating to “know-how” to be acquired by Purchaser or Purchaser Subsidiary pursuant hereto;

(f) all of the books, records and customer data and reports of Seller or Seller Subsidiary relating to the Purchased Assets;

(g) the officers’ certificate referred to in Section 6.2(c) hereof;

(h) all such other deeds, endorsements, assignments and other instruments as, in the opinion of Purchaser’s counsel, are necessary to vest in Purchaser or Purchaser Subsidiary, as applicable, good and marketable title to the Purchased Assets free and clear of all Encumbrances;

(i) evidence of the satisfaction of all obligations and release of all liens encumbering the Purchased Assets, including without limitation those items specified on Exhibit D hereto; and

(j) all other previously undelivered documents required to be delivered by Seller or Seller Subsidiary to Purchaser or Purchaser Subsidiary at or prior to the Closing in connection with the Transactions.

Seller and Seller Subsidiary shall take all actions reasonably requested by Purchaser to deliver physical possession of the Purchased Assets to Purchaser or Purchaser Subsidiary at the Closing at such location in southern California as is specified by Purchaser; provided, that, all out of pocket costs related to delivery of the Purchased Assets that are either arranged for by Purchaser, or arranged for by Seller with Purchaser’s written pre-approval, shall be paid or reimbursed, as applicable, by Purchaser.

Section 2.3  Deliveries by Purchaser.  At the Closing, Purchaser shall deliver or cause to be delivered to Seller:

(a) immediately available funds in the amount of One Million Dollars ($1,000,000) (U.S.);

(b) the Assumption Agreement, duly executed by Purchaser or Purchaser Subsidiary, as applicable;

(c) the officer’s certificate referred to in Section 6.3 hereof; and

(d) such other documents as are required to be delivered by Purchaser or Purchaser Subsidiary to Seller at or prior to the Closing pursuant to this Agreement.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF SELLER AND SELLER SUBSIDIARY

Except as specifically set forth in the Disclosure Schedule prepared by Seller and delivered to Purchaser simultaneously with the execution hereof, each of Seller and Seller Subsidiary represent and warrant to Purchaser and Purchaser Subsidiary that all of the statements contained in this Article III are true and complete as of the date of this Agreement (or, if made as of a specified date, as of such date), and will be true and complete in all material respects (without giving effect to any materiality qualifier therein) as of the Closing Date as though made on the Closing Date. Each exception set forth in the Disclosure Schedule and each other response to this Agreement set forth in the Disclosure Schedule is identified by reference to, or has been grouped under a heading referring to, a specific individual section or subsection, as applicable, of this Agreement and, relates only to such section or subsection, as applicable and to another section or subsection of this Agreement only to the extent the applicability of such disclosure thereto is readily apparent.

Section 3.1  Authorization.  Each of Seller and Seller Subsidiary has full corporate power and authority to execute and deliver this Agreement and to consummate the Transactions. The execution, delivery and performance by Seller and Seller Subsidiary of this Agreement and the consummation by each of them of the Transactions have been duly authorized by Seller’s and Seller Subsidiary’s Boards of Directors and by the sole shareholder of Seller Subsidiary, and no other corporate action on the part of Seller or Seller Subsidiary is necessary to authorize the execution and delivery by Seller of this Agreement or the consummation by it of the Transactions, subject only to the approval of this Agreement and the Transactions (including without limitation the sale of the Purchased Assets) by the holders of a majority of the outstanding shares of Seller Common Stock (“Stockholder Approval”).

Section 3.2  Binding Agreement.  This Agreement has been duly executed and delivered by each of Seller and Seller Subsidiary and, assuming due and valid authorization, execution and delivery thereof by Purchaser, this Agreement is a valid and binding obligation of Seller and Seller Subsidiary enforceable against Seller and Seller Subsidiary in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws of general application affecting enforcement of creditors’ rights generally and (ii) the availability of the remedy of specific performance or injunctive or other forms of equitable relief may be subject to equitable defenses and would be subject to the discretion of the court before which any proceeding therefor may be brought.

Section 3.3  Good Title Conveyed.  The bill of sale and the deeds, endorsements, assignments and other instruments to be executed and delivered by Seller and Seller Subsidiary to Purchaser and Purchaser Subsidiary at the Closing will be valid and binding obligations of Seller and Seller Subsidiary, enforceable in accordance with their respective terms, and will effectively vest in Purchaser or Purchaser Subsidiary, as applicable, good, valid and marketable title to all the assets to be transferred to Purchaser pursuant to and as contemplated by this Agreement free and clear of all Encumbrances, except Encumbrances to be assumed by Purchaser or Purchaser Subsidiary pursuant to the Assumption Agreement.

Section 3.4  Organization; Qualification of Seller.  Each of Seller and Seller Subsidiary (i) is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation; (ii) has full corporate power and authority to carry on its business and to own those Purchased Assets to be transferred by it to Purchaser; and (iii) is duly qualified or licensed to do business as a foreign corporation in good standing in every jurisdiction in which the conduct of its business or the character of its assets requires such qualification, except where the failure to be so qualified or licensed as a foreign corporation could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on Seller and Seller Subsidiary, taken as a whole, or on the Purchased Assets.

Section 3.5  Subsidiaries and Affiliates.  The Disclosure Schedule sets forth the name, jurisdiction of incorporation and authorized and outstanding capital of each Subsidiary of Seller. All the outstanding capital stock of each Subsidiary of Seller is owned directly by Seller, and there are no outstanding options, rights or agreements of any kind relating to the issuance, sale or transfer of any capital stock or other equity securities of any such Subsidiary. Seller has heretofore delivered to Purchaser complete and correct copies of the certificate of incorporation and by-laws of Seller and Seller Subsidiary, as presently in effect.

Section 3.6  Consents and Approvals; No Violations.  Except for the filing with the SEC of (x) a proxy statement relating to the approval by the stockholders of Seller of the principal terms of this Agreement and the Transactions (the “Proxy Statement”) and (y) such reports under the Exchange Act as may be required in connection with this Agreement and the Transactions, none of the execution, delivery or performance of this Agreement by Seller or Seller Subsidiary, the consummation by Seller or Seller Subsidiary of the Transactions or compliance by Seller or Seller Subsidiary with any of the provisions hereof will (i) conflict with or result in any breach of any provision of the certificate of incorporation, the by-laws or similar organizational documents of Seller or Seller Subsidiary, (ii) require any filing with, or permit, authorization, consent or approval of, any Governmental Entity or other Person (including, without limitation, consents from parties to loans, contracts, leases, licenses and other agreements to which Seller or Seller Subsidiary is a party) other than documents to record record ownership of registered Seller Intellectual Property, (iii) require any consent, approval or notice under, or result in a violation or breach of, or constitute (with or without due notice or the passage of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration) under, any of the terms, conditions or provisions of any agreement to which Seller or Seller Subsidiary is a party or by which the Purchased Assets are bound, or (iv) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Seller, the Purchased Assets, Seller Subsidiary or any of their properties or assets, excluding from the foregoing clauses (ii), (iii) and (iv) such violations, breaches or defaults could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on Seller and Seller Subsidiary, taken as a whole, or on the Purchased Assets.

Section 3.7  SEC Reports and Financial Statements.

(a) Seller has filed, or furnished, as applicable, with the SEC all forms, reports, schedules, statements and other documents required to be filed by it since January 1, 2004 (together with all exhibits and schedules thereto and all information incorporated therein by reference, the “Seller SEC Documents”). The Seller SEC Documents, as of their respective dates or, if amended, as of the date of the last such amendment, (i) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (ii) complied in all material respects with the applicable requirements of the Exchange Act, Securities Act and the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated under such acts and the applicable rules and regulations of the SEC thereunder. No Subsidiary of Seller is separately required to make any filings with the SEC.

(b) The consolidated financial statements of Seller included or incorporated by reference in the Seller SEC Documents complied in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, were prepared in accordance with GAAP applied on a consistent basis during the periods indicated (except as may be indicated in the notes thereto or, in the case of unaudited interim financial statements, as may be permitted by the SEC on Form 10-Q under the Exchange Act) and fairly presented the consolidated financial position of Seller and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not material in amount. Since January 1, 2004, there has been no material change in Seller’s accounting methods or principles that would be required to be disclosed in Seller’s financial statements in accordance with GAAP, except as required by applicable law and described in the notes to such financial statements. Except (a) as disclosed in such financial statements and (b) for liabilities and obligations incurred in the ordinary course of business and consistent with past practice since the Balance Sheet Date that are immaterial in the aggregate, neither Seller nor Seller Subsidiary has any Liability that has, or could reasonably be expected to have, a material adverse effect on Seller and Seller Subsidiary, taken as a whole, or on Purchaser’s ability to exploit the Purchased Assets.

Section 3.8  Property Held by Others.  The Disclosure Schedule lists all property owned by Seller or Seller Subsidiary and included within the Purchased Assets which is not in the possession of Seller, if any, together, in each case, with the name, address and telephone number of each Person who holds such property.

Section 3.9  Absence of Certain Changes.  Since the Balance Sheet Date, neither Seller nor Seller Subsidiary has:

(a) permitted or allowed any of the Purchased Assets to be subjected to any Encumbrance;

(b) sold, transferred, licensed or otherwise disposed of any Purchased Asset; or permitted to lapse any rights to the use of any Seller Intellectual Property, or disposed of or disclosed to any Person other than representatives of Purchaser any trade secret, formula, process, know-how or other Intellectual Property not theretofore a matter of public knowledge; or

(c) agreed, whether in writing or otherwise, to take any action described in this section.

Section 3.10  Title to Properties; Encumbrances.  Each of Seller and Seller Subsidiary has good, valid and marketable title to all the Purchased Assets free and clear of all Encumbrances.

Section 3.11  Environmental Matters.  Each of Seller and Seller Subsidiary is in material compliance with all Environmental Laws. There is no Environmental Claim by any Person that is pending or, to the knowledge of Seller, threatened against Seller, or Seller Subsidiary, or against any Person whose liability for any Environmental Claim Seller or Seller Subsidiary has retained or assumed either contractually or by operation of law.

Section 3.12  Contracts and Commitments.

(a) The Disclosure Schedule sets forth each outbound license of Seller Intellectual Property. Except for the outbound licenses of Seller Intellectual Property specified in the Disclosure Schedule, neither Seller nor Seller Subsidiary has any agreements, contracts, commitments or restrictions which are material to the Business.

(b) Except as set forth in the Disclosure Schedule, neither Seller nor Seller Subsidiary has any outstanding contracts with agents, consultants, advisors, salesmen, sales representatives, distributors or dealers.

(c) Neither Seller nor Seller Subsidiary is in default under or in violation of, nor is there any valid basis for any claim of default under or violation of, any contract required to be set forth in the Disclosure Schedule pursuant to Section 3.12(a) or 3.12(b).

(d) Neither Seller nor Seller Subsidiary is restricted by agreement from carrying on its business anywhere in the world.

(e) Seller has provided Purchaser with a correct and complete copy of each contract identified in the Disclosure Schedules and all amendments thereto and waivers thereunder.

(f) Except for the contracts set forth in Section 3.12(a) of the Disclosure Schedule for which Seller has provided Purchaser a correct and complete copy (including all amendments thereto and waivers thereunder), no Person has been granted a royalty-free license to any Seller Intellectual Property.

(g) Except for the contracts set forth in Section 3.12(a) of the Disclosure Schedule for which Seller has provided Purchaser a correct and complete copy (including all amendments thereto and waivers thereunder), no outbound license of Seller Intellectual Property permits the licensee to sublicense or assign such license.

Section 3.13  Customers.  To Seller’s knowledge, there has not been any material adverse change in the business relationship of Seller or Seller Subsidiary with any customer who accounted for more than 5% of its consolidated sales for the year ended December 31, 2005.

Section 3.14  Litigation.  There is no action, suit, inquiry, proceeding or investigation by or before any court or governmental or other regulatory or administrative agency or commission pending or, to the knowledge of Seller, threatened, against or involving the Seller or Seller Subsidiary, or which questions or challenges the validity of this Agreement or any action taken or to be taken by Seller or Seller Subsidiary pursuant to this Agreement or in connection with the Transactions; and there is no valid basis for any such action, proceeding or investigation. Neither Seller nor Seller Subsidiary is subject to any judgment, order or decree.

Section 3.15  Compliance with Laws.  Each of Seller and Seller Subsidiary has complied in all respects with all laws, rules and regulations, ordinances, judgments, decrees, orders, writs and injunctions of all United States federal, state, local, foreign governments and agencies thereof that affect their business, properties or assets and no notice, charge, claim, action or assertion has been received by Seller or Seller Subsidiary or has been filed, commenced or threatened against Seller or Seller Subsidiary alleging any violation of any of the foregoing, in each case, except as could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on Seller and Seller Subsidiary, taken as a whole, or on the Purchased Assets.

Section 3.16  Employee Benefit Plans.  Neither Seller or Seller Subsidiary currently has or has ever had in place, any Plans or is or has been subject to any multi-employer plan.

Section 3.17  Tax Matters.  Seller and Seller Subsidiary has each timely filed, or caused to be filed (taking into account any valid extensions of due dates), all Tax Returns, including information returns and returns for estimated taxes, required by any taxing jurisdiction with respect to Taxes and all Taxes shown on said returns to be due and all other Taxes due and owing (whether or not shown on any return) have been paid in full or are being contested in good faith as described in the Disclosure Schedule, which Tax Returns are complete and accurate in all material respects. Seller and Seller Subsidiary has each withheld all amounts required to be withheld on account of Taxes from amounts paid to employees, former employees, directors, officers, members, residents and non-residents and has remitted or will remit the same to the appropriate taxing authorities within the prescribed time periods. None of the Tax Returns filed by Seller or Seller Subsidiary has been audited by any taxing authority and, to Seller’s knowledge, there is no such examination currently in progress. No deficiency in the payment of Taxes for any period has been asserted in writing by any taxing authority and remains unsettled. Neither Seller nor Seller Subsidiary has entered into any agreement, waiver or other arrangement providing for any extension of time with respect to the assessment or collection of any Taxes.

Section 3.18  Intellectual Property.

(a) The Disclosure Schedule sets forth a true and complete list of all Patents and Patent applications, Trademark registrations and applications, service mark registrations and applications, Software, Copyright registrations and applications, material unregistered Trademarks, service marks, Copyrights and Internet domain names used or held for use by Seller or Seller Subsidiary, together with all licenses related to the foregoing, whether Seller or Seller Subsidiary is the licensee or licensor thereunder.

(b) Seller or Seller Subsidiary is the sole and exclusive owner of all Seller Intellectual Property, free and clear of all Encumbrances, except for that Intellectual Property indicated in the Disclosure Schedule as being licensed to Seller or Seller Subsidiary, under which Seller or Seller Subsidiary has a valid license, free and clear of all Encumbrances.

(c) Except as indicated in the Disclosure Schedule, all Patents, registrations and applications for Intellectual Property that are owned by Seller or Seller Subsidiary (i) are valid, subsisting, in proper form and enforceable, and have been duly maintained, including the submission of all necessary filings and fees in accordance with the legal and administrative requirements of the appropriate jurisdictions and (ii) have not lapsed, expired or been abandoned, and no patent, registration or application therefor is the subject of any opposition, interference, cancellation proceeding or other legal or governmental proceeding before any Governmental Entity in any jurisdiction.

(d) Seller or Seller Subsidiary owns or has the valid right to use all of the Intellectual Property used by it or held for use by it in connection with its business. There are no conflicts with or infringements of any Seller Intellectual Property by any third party. The conduct of the businesses of Seller and Seller Subsidiary does not conflict with or infringe in any way on any proprietary right of any third party. There is no claim, suit, action or proceeding pending or, to the knowledge of Seller, threatened against Seller or Seller Subsidiary (i) alleging any such conflict or infringement with any third party’s proprietary rights or (ii) challenging the ownership, use, validity or enforceability of the Seller Intellectual Property.

(e) The Disclosure Schedule lists all algorithms related to the Business. There is no Software currently or previously, or contemplated to be, licensed, sublicensed or sold to or by Seller or Seller Subsidiary. “Software” means any and all (i) computer programs, including any and all software implementations of algorithms, models and methodologies, whether in source code or object code, (ii) computer databases and computer compilations, including any and all data and collections of data, whether machine readable or otherwise, (iii) descriptions, flow- charts and other work product used to design, plan, organize and develop any of the foregoing, (iv) any Domain Names and the technology supporting and content contained on any Internet site(s), and (v) all documentation, including user manuals and training materials, relating to any of the foregoing.

(f) Each item of Software listed in the Disclosure Schedule is either (i) owned by Seller or Seller Subsidiary, or (ii) currently in the public domain or otherwise available to Seller or Seller Subsidiary without the license, lease or consent of any third party. With respect to the Software set forth in the Disclosure Schedule which Seller or Seller Subsidiary purports to own, such Software was either developed by (x) employees of Seller or Seller Subsidiary within the scope of their employment; or (y) independent contractors who have assigned their rights to Seller or Seller Subsidiary and waived any moral rights in favor of Seller or Seller Subsidiary pursuant to written agreements. The Seller Software generally functions in the manner intended, free of any significant bugs or programming errors.

(g) Except pursuant to the outbound licenses of Seller Intellectual Property set forth in Section 3.12(a) of the Disclosure Schedule, neither Seller nor Seller Subsidiary has ever distributed to any third party any of the Seller Software and, except as contemplated hereby, no such distribution is presently contemplated. Each of Seller and Seller Subsidiary has taken all actions customary in the software industry to document the Seller Software and its operation, such that the Seller Software, including the source code and documentation, have been written in a clear and professional manner so that they may be understood, modified and maintained in an efficient manner by reasonably competent programmers. The Seller Software is free of any undisclosed program routine, device, or other feature, including, without limitation, a time bomb, software lock, drop-dead device, or malicious logic or, as of the time of each delivery, any virus, worm or Trojan horse, that is designed to delete, disable, deactivate, interfere with, or otherwise harm them (a “Disabling Code”), and any virus or other intentionally created, undocumented contaminant (a “Contaminant”), that may, or may be used to, access, modify, delete, damage or disable any hardware, system or data or that may result in damage thereto. The components obtained from third party suppliers are free of any Disabling Codes or Contaminants that may, or may be used to, access, modify, delete, damage or disable any hardware, system or data or that might result in damage thereto.

(h) All employees and consultants of Seller or Seller Subsidiary, whether former or current, have entered into valid and binding agreements with Seller or Seller Subsidiary sufficient to vest title in Seller or Seller Subsidiary of all rights in any Intellectual Property created by such employee or consultant in the scope of his or her services or employment for Seller or Seller Subsidiary, as the case may be.

(i) Each of Seller and Seller Subsidiary takes and has taken reasonable measures to protect the confidentiality of its trade secrets, know-how or other confidential information material to its business as currently operated or planned to be operated (together, “Trade Secrets”). No material or significant Trade Secret has been disclosed or authorized to be disclosed to any third party, including any employee, agent, contractor or other person, other than pursuant to a written non-disclosure agreement (or other written agreement or employment policy imposing non-disclosure obligations) that adequately protects Seller’s or Seller Subsidiary’s proprietary interests in and to such Trade Secrets. No party to any non-disclosure agreement relating to any Trade Secrets is in breach thereof. All nonpublic information provided by or on behalf of Seller or Seller Subsidiary to third parties (other than Purchaser) has been returned to Seller or destroyed.

(j) All consents, filings, and authorizations by or with Governmental Entities or third parties necessary with respect to the consummation of the Transactions, as they may affect the Intellectual Property, have been obtained.

(k) Neither Seller nor Seller Subsidiary has entered into any consent, indemnification, forbearance to sue, settlement agreement or cross-licensing arrangement with any Person relating to the Seller Intellectual Property or the Intellectual Property of any third party, except as contained in any license agreements listed in the Disclosure Schedule.

(l) Neither Seller, Seller Subsidiary, nor Purchaser is, nor will be as a result of the execution and delivery of this Agreement, the other Documents or the performance of its obligations under this Agreement or the other Documents, in breach of any license, sublicense or other agreement relating to the Seller Intellectual Property.

Section 3.19  Solvency.  Neither Seller nor Seller Subsidiary is insolvent and will not be rendered insolvent by the Transactions. As used in this section “insolvent” means that the sum of the debts and other Liabilities of a party exceeds the present fair saleable value of such party’s assets. Immediately after giving effect to the Transactions, the cash available to Seller and Seller Subsidiary, after taking into account all other anticipated uses of the cash, will be sufficient to pay all Liabilities of Seller and Seller Subsidiary. Neither Seller nor Seller Subsidiary intends to file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year from the Closing Date. Seller has conducted an auction process with respect to the sale of the Purchased Assets, and based on among other things, the offers of participants in the process, has concluded that it is receiving reasonably equivalent value from Purchaser for the Purchased Assets.

Section 3.20  Brokers or Finders.  No agent, broker, investment banker, financial advisor or other firm or Person is or will be entitled to any broker’s or finder’s fee or any other commission or similar fee in connection with any of the Transactions except for Strategic Equity Group and its assignee Edgewater Capital, LLC, whose fees and expenses shall be paid by Seller. True and complete copies of all agreements between Seller and Strategic Equity Group or Edgewater Capital LLC, including, without limitation, any fee arrangements have been furnished to Purchaser.

Section 3.21  Full Disclosure.  To the knowledge of Seller, Seller has not failed to disclose to Purchaser any facts material to the Purchased Assets. No representation or warranty by Seller or Seller Subsidiary contained in this Agreement and no statement contained in any document (including, without limitation, financial statements and the Disclosure Schedule), certificate, or other writing furnished or to be furnished by Seller or Seller Subsidiary to Purchaser or any of its representatives pursuant to the provisions hereof or in connection with the Transactions, contains or will contain any untrue statement of material fact or omits or will omit to state any material fact necessary, in light of the circumstances under which it was made, in order to make the statements herein or therein not misleading.

Section 3.22  Proxy Statement.  The Proxy Statement will not, at the date it is first mailed to the stockholders of Seller and at the time of the Stockholders’ Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation or warranty is made by Seller with respect to statements made or incorporated by reference therein based on information supplied by or on behalf of Purchaser specifically for inclusion or incorporation by reference in the Proxy Statement. The Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF PURCHASER AND PURCHASER SUBSIDIARY

Purchaser represents and warrants to Seller that:

Section 4.1  Organization.  Each of Purchaser and Purchaser Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted, except where the failure to be so organized, existing and in good standing or to have such power, authority, and governmental approvals would not have, individually or in the aggregate, a material adverse effect on the ability of Purchaser or Purchaser Subsidiary to consummate the Transactions.

Section 4.2  Authorization; Validity of Agreement; Necessary Action.  Each of Purchaser and Purchaser Subsidiary has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the Transactions. The execution, delivery and performance by Purchaser and Purchaser Subsidiary of this Agreement and the consummation of the Transactions have been duly authorized by the Board of Directors of Purchaser and Purchaser Subsidiary, and no other corporate action on the part of Purchaser or Purchaser Subsidiary is necessary to authorize the execution and delivery by Purchaser or Purchaser Subsidiary of this Agreement or the consummation of the Transactions. This Agreement has been duly executed and delivered by Purchaser and Purchaser Subsidiary, and, assuming due and valid authorization, execution and delivery hereof by Seller and Seller Subsidiary, is a valid and binding obligation of Purchaser, enforceable against Purchaser and Purchaser Subsidiary in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws of general application affecting enforcement of creditors’ rights generally and (ii) the availability of the remedy of specific performance or injunctive or other forms of equitable relief may be subject to equitable defenses and would be subject to the discretion of the court before which any proceeding therefor may be brought.

Section 4.3  Consents and Approvals; No Violations.  None of the execution, delivery or performance of this Agreement by Purchaser or Purchaser Subsidiary, the consummation by Purchaser or Purchaser Subsidiary of the Transactions or compliance by Purchaser or Purchaser Subsidiary with any of the provisions hereof will (i) conflict with or result in any breach of any provision of the certificate of incorporation or by-laws of Purchaser or Purchaser Subsidiary, (ii) require any filing with, or permit, authorization, consent or approval of, any Governmental Entity, (iii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which Purchaser or Purchaser Subsidiary is a party or by which any of its properties or assets may be bound, or (iv) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Purchaser or Purchaser Subsidiary or any of their properties or assets, excluding from the foregoing clauses (ii), (iii) and (iv) such violations, breaches or defaults which would not, individually or in the aggregate, have a material adverse effect on the ability of Purchaser or Purchaser Subsidiary to consummate the Transactions.

Section 4.4  Brokers or Finders.  Neither Purchaser nor Purchaser Subsidiary has entered into any agreement or arrangement entitling any agent, broker, investment banker, financial advisor or other firm or Person to any broker’s or finder’s fee or any other commission or similar fee in connection with any of the Transactions.

Section 4.5  Information Supplied.  None of the information to be supplied by or on behalf of Purchaser or Purchaser Subsidiary in writing specifically for inclusion or incorporation by reference in the Proxy Statement will, at the date it is first mailed to the stockholders of Seller and at the time of the Stockholders’ Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

ARTICLE V

COVENANTS

Section 5.1  Interim Operations of Seller and Seller Subsidiary.  Each of Seller and Seller Subsidiary shall procure that, and each of Seller and Seller Subsidiary covenants and agrees that, after the date hereof and prior to the Closing Date, except (i) as expressly provided in this Agreement, (ii) as set forth in the Disclosure Schedule or (iii) as may be agreed in writing by Purchaser in its sole discretion:

(a) neither Seller nor Seller Subsidiary shall (i) modify, amend or terminate any contract identified on Schedule E hereto or any material contract or waive, release or assign any material rights or claims, (ii) enter into, terminate or amend any contract identified on Schedule E hereto or any material contract, (iii) incur any material liability, (iv) permit the Purchased Assets to become subject to any Encumbrance or (v) sell, transfer, lease, license or otherwise dispose of any of the Purchased Assets or Seller Intellectual Property;

(b) neither Seller nor Seller Subsidiary shall adopt a plan of complete or partial liquidation or dissolution; provided, that, Seller may adopt a plan of dissolution in accordance with the DGCL if and only if (x) such plan provides for the consummation of the Transactions in accordance with the terms of this Agreement; (y) such plan is adopted in accordance with the DGCL; and (z) Seller does not adopt a plan of distribution or make any distribution on or prior to the 213th day after the Closing Date;

(c) neither Seller nor Seller Subsidiary shall adopt a plan of complete or partial merger, consolidation, restructuring, recapitalization or other reorganization; provided, that, Seller may adopt a plan of merger for the sole purpose of the sale of Seller as a corporate shell and without any of the Purchased Assets if and only if such plan includes the consummation of the Transactions in accordance with the terms of this Agreement and

Seller demonstrates that such plan will not delay either the solicitation of proxies in favor of the Transactions or the consummation of the Transactions;

(d) each of Seller and Seller Subsidiary shall file, on a timely basis, with appropriate taxing authorities all Tax Returns required to be filed prior to the Closing Date and timely pay all Taxes related thereto;

(e) neither Seller nor Seller Subsidiary shall take, or agree to or commit to take, any action that would or is reasonably likely to result in any of the conditions to the Closing set forth in ARTICLE VI not being satisfied, or would make any representation or warranty of Seller or Seller Subsidiary contained herein inaccurate in any respect at, or as of any time prior to, the Closing Date, or that would materially impair the ability of Seller, Purchaser or Seller Subsidiary to consummate the Closing in accordance with the terms hereof or materially delay such consummation; and

(f) neither Seller nor Seller Subsidiary shall enter into any agreement, contract, commitment or arrangement to do any of the foregoing, or authorize, recommend, propose or announce an intention to do, any of the foregoing.

Section 5.2  Access; Confidentiality.  Seller and Seller Subsidiary shall use its best efforts to preserve the organization of their book, records and customer data and reports in the same manner and format as previously made available to Purchaser. Between the date of this Agreement and the Closing, Seller and Seller Subsidiary shall (i) afford Purchaser and its authorized representatives reasonable access to all offices and other facilities and to all books and records, (ii) permit Purchaser to make such inspections and to make copies of such books and records as it may reasonably require and (iii) furnish Purchaser with such financial and operating data and other information as Purchaser may from time to time reasonably request. Purchaser and its authorized representatives shall conduct all such inspections in a manner that will minimize disruptions to the business and operations of Seller.

Section 5.3  Stockholder Meeting.  Seller shall, as promptly as practicable following the execution of this Agreement, establish a record date for, duly call, give notice of, convene and hold a meeting of its stockholders to approve the principal terms of this Agreement and the Transactions (the “Stockholder Meeting”). Seller shall, through its Board of Directors, recommend to its stockholders approval of the principal terms of this Agreement and the Transactions and shall include such recommendation in the Proxy Statement. Without limiting the generality of the foregoing, Seller’s obligations pursuant to the first sentence of this Section 5.3 shall not be affected by the commencement, public proposal, public disclosure or communication of any Acquisition Proposal. Seller shall not withdraw or modify such approval or recommendation of this Agreement or the Transactions.

Section 5.4  Proxy Statement.  As promptly as practicable after the execution of this Agreement, Seller shall prepare and file with the SEC the Proxy Statement. Seller shall use its reasonable best efforts to (i) respond to any comments on the Proxy Statement or requests for additional information from the SEC as soon as practicable after receipt of any such comments or requests and (ii) cause the Proxy Statement to be mailed to its stockholders as promptly as practicable. Seller shall promptly (i) notify Purchaser upon the receipt of any such comments or requests and (ii) provide Purchaser with copies of all correspondence between Seller and its representatives, on the one hand, and the SEC and its staff, on the other hand, with respect to the Proxy Statement. Prior to responding to any such comments or requests or the filing or mailing of the Proxy Statement, (i) Seller shall provide Purchaser with a reasonable opportunity to review and comment on any drafts of the Proxy Statement and related correspondence and filings, (ii) Seller shall include in such drafts, correspondence and filings all comments reasonably proposed by Purchaser and (iii) to the extent practicable, Seller and its outside counsel shall permit Purchaser and its outside counsel to participate in all communications with the SEC and its staff (including all meetings and telephone conferences) relating to the Proxy Statement, this Agreement or any of the Transactions. If at any time prior to the Stockholders Meeting any event shall occur, or fact or information shall be discovered that should be set forth in an amendment of or a supplement to the Proxy Statement, Seller shall, in accordance with the foregoing procedures, prepare and file with the SEC such amendment or supplement as soon thereafter as is reasonably practicable and to the extent required by applicable law, cause such amendment or supplement to be distributed to the stockholders of Seller. Each of Purchaser and Purchaser Subsidiary shall cooperate with Seller in connection with the preparation of the Proxy Statement and shall provide in a timely fashion all information requested by Seller concerning Purchaser and Purchaser Subsidiary that is required to be included in the Proxy Statement.

Section 5.5  Efforts and Actions to Cause Closing to Occur.

(a) Prior to the Closing, upon the terms and subject to the conditions of this Agreement, Purchaser, Purchaser Subsidiary, Seller and Seller Subsidiary shall use their respective reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done and cooperate with each other in order to do, all things necessary, proper or advisable (subject to any applicable laws) to consummate the Closing and the other Transactions as promptly as practicable including, but not limited to the preparation and filing of all forms, registrations and notices required to be filed to consummate the Closing and the other Transactions and the taking of such actions as are necessary to obtain any requisite approvals, authorizations, consents, orders, licenses, permits, qualifications, exemptions or waivers by any third party or Governmental Entity. In addition, no party hereto shall take any action after the date hereof that could reasonably be expected to materially delay the obtaining of, or result in not obtaining, any permission, approval or consent from any Governmental Entity or other Person required to be obtained prior to Closing.

(b) Prior to the Closing, each party shall promptly consult with the other parties hereto with respect to, provide any necessary information with respect to, and provide the other parties (or their respective counsel) with copies of, all filings made by such party with any Governmental Entity or any other information supplied by such party to a Governmental Entity in connection with this Agreement and the Transactions. Each party hereto shall promptly provide the other parties with copies of any communication received by such party from any Governmental Entity regarding any of the Transactions.

(c) Seller shall use its best efforts to obtain the release of the liens and judgments described in Section 3.3 of the Disclosure Schedule (other than tax liens, which shall be discharged in accordance with (i) below) and otherwise shall obtain, prior to the Closing, (i) the unconditional release of each Person holding a tax or other lien (other than those liens, excepting tax liens, and judgments described in Section 3.3 of the Disclosure Schedule) on property owned or leased by Seller or Seller Subsidiary and (ii) the unconditional consent to the Closing and the other Transactions of each other party to each material contract with Seller or Seller Subsidiary. All such releases and consents, to the extent obtained, shall be in writing and executed counterparts thereof shall be delivered to Purchaser at or prior to the Closing.

Section 5.6  Notification of Certain Matters.

(a) From time to time prior to the Closing, Seller and Seller Subsidiary shall promptly supplement or amend the Disclosure Schedule with respect to any matter existing or occurring as of or prior to the date of this Agreement that was required to be set forth or described in the Disclosure Schedule in order to make any representation or warranty in the Agreement true and complete. No supplement or amendment of the Disclosure Schedule made after the execution hereof by Seller or Seller Subsidiary pursuant to this section 5.6(a) or otherwise shall, except as set forth in Section 5.6(b), be deemed to cure any breach of any representation of or warranty made pursuant to this Agreement.

(b) From time to time prior to the Closing, Seller and Seller Subsidiary shall promptly supplement or amend the Disclosure Schedule with respect to any matter arising after the date of this Agreement that, if existing at, or occurring on, the date of this Agreement, would have been required to be set forth or described in the Disclosure Schedule in order to make any representation or warranty in the Agreement true and correct. Should Seller or Seller Subsidiary supplement the Disclosure Schedule in respect of circumstances set forth in this Section 5.6(b), Purchaser shall have the right in its sole discretion to terminate this Agreement. Should Purchaser elect not to terminate this Agreement under these circumstances but rather to consummate the Transactions, then, unless Purchaser and Seller agree otherwise in writing, Purchaser shall be deemed to have waived the breach to the extent disclosure was required and made pursuant to this Section 5.6(b).

(c) Seller and Seller Subsidiary shall give notice to Purchaser promptly after becoming aware of (i) the occurrence or non-occurrence of any event whose occurrence or non-occurrence would be likely to cause either (A) any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Closing Date or (B) any condition set forth in ARTICLE VI to be unsatisfied in any material respect at any time from the date hereof to the Closing Date and (ii) any failure of Seller and Seller Subsidiary or any officer, director, employee or agent thereof, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this section shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

Section 5.7  No Solicitation of Competing Transaction.

(a) Neither Seller, Seller Subsidiary nor any Affiliate thereof shall (and Seller shall cause the officers, directors, employees, representatives and agents of Seller, Seller Subsidiary and each Affiliate thereof, including investment bankers, attorneys and accountants, not to), directly or indirectly, encourage, solicit, participate in or initiate discussions or negotiations with, or provide any information to, any Person or group (other than Purchaser, any of its Affiliates or representatives) concerning any Acquisition Proposal. Seller shall not approve or recommend, or propose to approve or recommend any Acquisition Proposal, or enter into any agreement with respect to any Acquisition Proposal. Upon execution of this Agreement, Seller and Seller Subsidiary and their representatives shall immediately cease any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing and Seller and Seller Subsidiary shall request (or if Seller or Seller Subsidiary has the contractual right to do so, demand) the return of all documents, analyses, financial statements, projections, descriptions and other data previous furnished to others in connection with efforts to sell the Purchased Assets, Seller or Seller Subsidiary. Seller shall immediately notify Purchaser of the existence of any proposal or inquiry received by Seller, Seller Subsidiary or their representatives and Seller shall immediately communicate to Purchaser the terms of any proposal or inquiry which may be received (and shall immediately provide to Purchaser copies of any written materials received by Seller in connection with such proposal, discussion, negotiation or inquiry) and the identity of the party making such proposal or inquiry.

(b) Neither Seller’s Board of Directors nor Seller Subsidiary’s Board of Directors shall (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to Purchaser, the approval by such Boards of Directors of this Agreement or the Transactions or recommendation to their stockholders, (ii) approve or recommend or propose to approve or recommend, any Acquisition Proposal or (iii) authorize Seller or Seller Subsidiary to enter into any agreement (other than pursuant to this Agreement) with respect to any Acquisition Proposal.

(c) Notwithstanding the foregoing clauses (a) and (b), Seller may engage in discussions with third parties for the sole purpose of the sale of Seller as a corporate shell and without any of the Purchased Assets if and only if the terms would include the consummation of the Transactions in accordance with the terms of this Agreement and Seller demonstrates that such transaction will not delay either the solicitation of proxies in favor of the Transactions or the consummation of the Transactions.

Section 5.8  No Assumption of Labor Liabilities.  Neither Purchaser nor Purchaser Subsidiary shall assume any labor agreements or any liabilities thereunder or the fringe benefit plans or any other liabilities which Seller or Seller Subsidiary may have with respect to any union or employees (including former employees) either on the date hereof or the date of the Closing, including liabilities of Seller or Seller Subsidiary with respect to payment of wages or pensions which may have accrued, vested or been earned prior to the Closing and liabilities of Seller or Seller Subsidiary to contribute to pension or other fringe benefit plans with respect to or on account of service prior to the Closing, and/or any other term or condition of employment.

Section 5.9  Subsequent Actions.

(a) If at any time after the Closing but prior to the dissolution of Seller, Purchaser will consider or be advised that any deeds, bills of sale, instruments of conveyance, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm ownership (of record or otherwise) in Purchaser or Purchaser Subsidiary, its right, title or interest in, to or under any or all of the Purchased Assets or otherwise to carry out this Agreement, Seller and Seller Subsidiary shall execute and deliver all deeds, bills of sale, instruments of conveyance, powers of attorney, assignments and assurances and take and do all such other actions and things as may be requested by Purchaser in order to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in Purchaser or Purchaser Subsidiary or otherwise to carry out this Agreement.

(b) In case at any time after the Closing Date any further action is necessary, proper or advisable to carry out the purposes of this Agreement, as soon as reasonably practicable, each party hereto shall take, or cause its proper officers or directors to take, all such necessary, proper or advisable actions.

Section 5.10  Publicity.  Seller’s and Seller Subsidiary’s initial press release with respect to the execution of this Agreement shall be subject to Purchaser’s prior review, opportunity for comment, and approval, which shall not be unreasonably withheld. Thereafter, until the Closing, or the date the Transactions are terminated or abandoned pursuant to ARTICLE VII, neither Seller, Seller Subsidiary nor any of their respective Affiliates shall issue or cause the publication of any press release or other public announcement with respect to this Agreement or the other Transactions without prior review, opportunity for comment, and approval by Purchaser, which shall not be unreasonably withheld, except as may be required by law or by any listing agreement. In the event that Seller or Seller Subsidiary is required by applicable law or listing agreement to issue or cause the publication of any press release or other public announcement with respect to this Agreement or the other Transactions, it shall promptly notify Purchaser in advance of any such disclosure, and provide Purchaser with the text of any disclosure language, statement or announcement and will reasonably cooperate with Purchaser to the extent it may seek to limit such disclosure or comment on the form or substance of such disclosure.

Section 5.11  Mail Received After Closing.  Seller and Seller Subsidiary shall, promptly upon the Closing, file with the United States Postal Service a change of address notification to direct all mail sent to Seller or Seller Subsidiary to Purchaser.

Section 5.12  Access to Books and Records.  On and after the Closing and until dissolution of Seller, during normal business hours, Seller and Seller Subsidiary will permit Purchaser and its auditors, through their authorized representatives, to have access to and examine and make copies of all books and records relating to the Purchased Assets which are not delivered to Purchaser pursuant hereto.

Section 5.13  Waiver of Bulk Sales Requirement.  Each of the parties waives compliance with any applicable bulk sales laws, including without limitation the Uniform Commercial Code Bulk Transfer provisions. Seller and Seller Subsidiary agree to pay and discharge in due course and will indemnify and save harmless Purchaser, from and against all claims made by creditors of Seller and Seller Subsidiary, including expenses and attorneys’ fees incurred by Purchaser in defending against such claims.

Section 5.14  Accounts Receivable.  In its attempt to collect royalties or accounts receivable, Seller shall not, and shall cause its agents not to, take any action that could reasonably be expected to negatively affect Purchaser’s relationship with any licensee of Seller Intellectual Property. Notwithstanding that the accounts receivable are included among the Purchased Assets, Purchaser shall pay to Seller on or prior to the 70th day after the end of the calendar quarter during which the Closing occurs, the Closing Quarter Royalty Payment. The “Closing Quarter Royalty Payment” shall be an amount equal to the product of (X) the total amount of self reported royalties actually received by Purchaser on or prior to the 60th day after the end of the calendar quarter during which the Closing occurs earned under the Assumed Contracts in respect of such quarter multiplied by (Y) a fraction, the numerator of which is the actual number of days elapsed during such quarter prior to the Closing Date and the denominator of which is the total number of days in such quarter. Subject to Purchaser’s obligation in respect of the Closing Quarter Royalty Payment, Seller and Seller Subsidiary shall promptly remit to Purchaser all royalty payments received in respect of the Assumed Contracts after the Closing.

Section 5.15  Proxy Solicitation Efforts.  Seller shall (x) engage the services of Georgeson Shareholder Services or another Person reasonably acceptable to Purchaser to act as a proxy solicitation agent to solicit proxies voting in favor of the Transactions; (y) make presentations explaining Seller’s rationale for the Transactions and explaining why the Transactions are in the best interests of Seller and its stockholders to any Person which will potentially issue a recommendation as to how Seller’s stockholders should vote at the Stockholders Meeting; and (z) otherwise use its best efforts to secure Stockholder Approval for the Transactions.

Section 5.16  Post-Closing Assignment.  Should Seller or Seller Subsidiary identify after the Closing Date a contract or License related to the Seller Intellectual Property, it shall give prompt written notice of such fact to Purchaser and, at the written request of Purchaser, assign any contract or License relating to the Seller Intellectual Property to Purchaser or Purchaser Subsidiary as Purchaser may request in its sole discretion.

Section 5.17  Pre-Closing Delivery.  Immediately prior to the Closing, Seller shall make available to Purchaser at Purchaser’s offices the hard drive resident in Phil Brown’s computer located at 2025 Gateway Place, Suite 365, San Jose, California 95110 as of April 13, 2006 and the DVDs containing the source code for the algorithms, development platforms and Software specified in the Disclosure Schedules together with the passwords and other information necessary to access the data on such mediums. It shall be a condition precedent to Purchaser’s obligation to effect the Closing that it is capable of accessing the data on such mediums and is able to confirm that such data conforms in all material respects to the data thereon examined by Purchaser during its site visit to Seller’s San Jose offices on April 13, 2006.

ARTICLE VI

CONDITIONS

Section 6.1  Conditions to Each Party’s Obligation to Effect the Closing.  The respective obligation of each party to effect the Closing shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions:

(a) Statutes; Court Orders.  No statute, rule or regulation shall have been enacted or promulgated by any governmental authority which prohibits the consummation of the Closing; and there shall be no order or injunction of a court of competent jurisdiction in effect precluding consummation of the Closing; and

(b) Stockholder Approval.  Stockholder Approval shall have been obtained.

Section 6.2  Conditions to Obligations of Purchaser and Purchaser Subsidiary to Effect the Closing.  The obligations of Purchaser and Purchaser Subsidiary to consummate the Closing shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions:

(a) Government Action.  There shall not be threatened or pending any suit, action or proceeding by any Governmental Entity affecting Purchaser’s or Purchaser Subsidiary’s ability to exploit the Purchased Assets or seeking to preclude consummation of the Transaction;

(b) Intentionally Omitted.

(c) Officer’s Certificate.  Seller and Seller Subsidiary shall have delivered to Purchaser and Purchaser Subsidiary at the Closing a certificate signed by the chief executive officer of Seller and Seller Subsidiary, dated the Closing Date, in form and substance satisfactory to Purchaser, to the effect that, as of the Closing Date, (w) all of the representations and warranties of Seller set forth in this Agreement that are qualified as to materiality are true and complete, (x) all such representations and warranties that are not so qualified are true and complete in all material respects, (y) there has not occurred any material adverse change (or any development that, insofar as reasonably can be foreseen, is reasonably likely to result in any material adverse change) in the consolidated financial condition, businesses, results of operations or prospects of Seller and Seller Subsidiary, taken as a whole, or on the Purchased Assets and (z) Seller and Seller Subsidiary have performed all obligations required under this Agreement to be performed by it at or prior to the Closing;

(d) Consents Obtained.  All consents and approvals of any Person necessary to the consummation of the Closing and the other Transactions, including consents and approvals from parties to loans, contracts, leases, licenses or other agreements and consents and approvals from governmental agencies, whether federal, state or local shall have been obtained, and a copy of each such consent or approval shall have been provided to Purchaser at or prior to the Closing;

(e) Material Adverse Change.  There shall not have occurred any material adverse change (or any development that, insofar as reasonably can be foreseen, is reasonably likely to result in any material adverse change) in the consolidated financial condition, businesses, results of operations or prospects of Seller and Seller Subsidiary taken as a whole or on Purchaser’s or Purchaser Subsidiary’s ability to exploit the Purchased Assets;

(f) Intentionally Omitted.

(g) Material Liabilities.  No facts or circumstances shall exist which, in the good faith but sole and exclusive judgment of Purchaser, could result in Purchaser or Purchaser Subsidiary becoming liable for any

Liabilities of Seller or Seller Subsidiary other than those to be assumed pursuant to the Assumption Agreement.

(h) Representations and Warranties.  All of the representations and warranties of Seller set forth in this Agreement that are qualified as to materiality shall be true and complete in all respects and any such representations and warranties that are not so qualified shall be true and complete in all material respects, in each case as of the date of this Agreement and as of the Closing Date;

(i) Confirming Inspection.  Seller shall have made available to Purchaser at Purchaser’s offices, immediately prior to the Closing the hard drive resident in Phil Brown’s computer located at 2025 Gateway Place, Suite 365, San Jose, California 95110 as of April 13, 2006 and the DVDs containing the source code for the algorithms, development platforms and Software specified in the Disclosure Schedules together with the passwords and other information necessary to access the data on such mediums and Purchaser shall be capable of accessing the data on such mediums and be able to confirm that such data conforms in all material respects to the data thereon examined by Purchaser during its site visit to Seller’s San Jose offices on April 13, 2006.

(j) Breach.  Neither Seller nor Seller Subsidiary shall have failed to perform in any material respect any material obligation or to comply in any material respect with any agreement or covenant of Seller or Seller Subsidiary to be performed or complied with by it under this Agreement.

The foregoing conditions are for the sole benefit of Purchaser and may be waived by Purchaser, in whole or in part, at any time and from time to time in the sole discretion of Purchaser.

Section 6.3  Conditions to Obligations of Seller to Effect the Closing.  The obligations of Seller to consummate the Closing shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions:

(a) Representations and Warranties.  All of the representations and warranties of Purchaser set forth in this Agreement that are qualified as to materiality shall be true and complete in all respects and any such representations and warranties that are not so qualified shall be true and complete in all material respects, in each case as of the date of this Agreement and as of the Closing Date;

(b) Breach.  Purchaser shall not have failed to perform in any material respect any material obligation or to comply in any material respect with any agreement or covenant of Purchaser to be performed or complied with by it under this Agreement; and

(c) Officer’s Certificate.  Purchaser shall have delivered to Seller at the Closing a certificate signed by the chief executive officer of Purchaser, dated the Closing Date, in form and substance satisfactory to Seller, to the effect that, as of the Closing Date, (x) all of the representations and warranties of Purchaser set forth in this Agreement that are qualified as to materiality are true and complete, (y) all such representations and warranties that are not so qualified are true and complete in all material respects, and (z) Purchaser has performed all obligations required under this Agreement to be performed by it at or prior to the Closing.

The foregoing conditions are for the sole benefit of Seller and may be waived by Seller, in whole or in part, at any time and from time to time in the sole discretion of Seller.

ARTICLE VII

TERMINATION

Section 7.1  Termination.  The Transactions may be terminated or abandoned at any time prior to the Closing Date:

(a) By the mutual written consent of Purchaser and Seller;

(b) By either Purchaser or Seller if any Governmental Entity shall have issued an order, decree or ruling or taken any other action (which order, decree, ruling or other action the parties hereto shall use their reasonable efforts to lift), which permanently restrains, enjoins or otherwise prohibits the Transactions and such order, decree, ruling or other action shall have become final and non-appealable;

(c) By Seller:

if Purchaser or Purchaser Subsidiary shall have breached in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach cannot be or has not been cured within 30 days after the giving of written notice by Seller to Purchaser specifying such breach; or

on or after June 30, 2007, if the Closing shall not have theretofore occurred and if the failure of the Closing to occur is not the result of a breach of a representation, warranty or covenant by Seller or Seller Subsidiary;

(d) By Purchaser:

if Seller or Seller Subsidiary shall have breached any representation, warranty, covenant or other agreement contained in this Agreement, which breach cannot be or has not been cured within 30 days after the giving of written notice by Purchaser to Seller specifying such breach; or

on or after June 30, 2007, if the Closing shall not have theretofore occurred and if the failure of the Closing to occur is not the result of a breach of a representation, warranty or covenant by Purchaser.

Section 7.2  Effect of Termination.  In the event of the termination or abandonment of the Transactions by any party hereto pursuant to the terms of this Agreement, written notice thereof shall forthwith be given to the other party or parties specifying the provision hereof pursuant to which such termination or abandonment of the Transactions is made, and there shall be no liability or obligation thereafter on the part of Purchaser, Purchaser Subsidiary, Seller or Seller Subsidiary except (A) for fraud, (B) for breach of this Agreement prior to such termination or abandonment of the Transactions and (C) as set forth in Section 10.1; provided, that, if this Agreement is terminated subsequent to the Stockholders Meeting and Stockholder Approval is not obtained thereat, then, unless Seller shall have complied in all respects with its obligations pursuant to Section 5.15, Seller shall reimburse Purchaser for all out-of-pocket expenses incurred by Purchaser in connection with the Transactions.

ARTICLE VIII

INDEMNIFICATION

Section 8.1  Indemnification; Remedies.

(a) Seller and Seller Subsidiary shall jointly and severally indemnify, defend and hold harmless the Purchaser Indemnified Persons from and against and in respect of all Losses that arise out of any breach by Seller or Seller Subsidiary of its representations and warranties contained in or made pursuant to this Agreement; and

(b) Seller and Seller Subsidiary shall jointly and severally indemnify, defend and hold harmless the Purchaser Indemnified Persons from and against and in respect of all Losses that arise out of any breach by Seller or Seller Subsidiary of its covenants or agreements contained in or made pursuant to this Agreement;

(c) Seller and Seller Subsidiary shall jointly and severally indemnify, defend and hold harmless the Purchaser Indemnified Persons from and against and in respect of all Losses related to Excluded Liabilities; and

(d) Seller and Seller Subsidiary shall jointly and severally indemnify, defend and hold harmless the Purchaser Indemnified Persons from and against and in respect of all Losses that arise from the failure to obtain any required consent (with respect to the assignment of the Assumed Contracts) in connection with the Transactions.

Section 8.2  Limitations.

(a) No claim for the recovery of any Losses pursuant to section 8.1(a) may be asserted by any Purchaser Indemnified Person more than 183 days after the Closing Date; provided, however, that claims first asserted in writing by any Purchaser Indemnified Person with reasonable specificity prior to such date shall not thereafter be barred by the expiration of such indemnification period.

(b) Seller shall have no liability for indemnification until the total of all Losses exceeds $50,000 U.S., but once such amount has been exceeded, Seller shall be liable for all Losses in excess of the first $15,000 U.S. of Losses.

Section 8.3  Notice of Claim; Defense.  Purchaser shall give Seller prompt (and in any event within 183 days after the Closing Date for a claim made pursuant to Section 8.1(a) above) notice of any third-party claim that may give rise to any indemnification obligation under this Article VIII, together with the estimated amount of such claim, and Seller shall, with the approval of Purchaser which shall not be unreasonably withheld, have the right to assume the defense at Seller’s expense of any such claim through counsel of Seller’ own choosing by so notifying Purchaser within 30 days of the first receipt by Seller of such notice from Purchaser; provided, however, that any such counsel shall be reasonably satisfactory to Purchaser. Failure to give such notice shall not affect the indemnification obligations hereunder in the absence of, and then only to the extent of, actual and material prejudice. If, under applicable standards of professional conduct, a conflict with respect to any significant issue between any Purchaser Indemnified Person and Seller exists in respect of such third-party claim, Seller shall pay the reasonable fees and expenses of such additional counsel as may be required to be retained in order to eliminate such conflict. Seller shall be liable for the fees and expenses of counsel employed by Purchaser for any period during which Seller has not assumed the defense of any such third-party claim (other than during any period in which Purchaser will have failed to give notice of the third-party claim as provided above). If Seller assumes such defense, Purchaser shall have the right to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by Seller, it being understood that Seller shall control such defense. If Seller chooses to defend or prosecute any third-party claim, Purchaser shall agree to any reasonable settlement, compromise or discharge of such third-party claim that Seller may recommend and that, by its terms, discharges Purchaser and the Purchaser Indemnified Persons from the full amount of liability in connection with such third-party claim; provided, however, that, Seller shall not consent to, and Purchaser shall not be required to agree to, the entry of any judgment or enter into any settlement that (i) provides for injunctive or other non-monetary relief affecting Purchaser or any Affiliate of Purchaser or (ii) does not include as an unconditional term thereof the giving of a release from all liability with respect to such claim by each claimant or plaintiff to each Purchaser Indemnified Person that is the subject of such third-party claim.

Section 8.4  Survival of Indemnification Claims.  The indemnification obligations set forth in this Article VIII shall survive the Closing.

Section 8.5  Tax Effect of Indemnification Payments.  All indemnity payments made by Seller or Seller Subsidiary to Purchaser Indemnified Persons pursuant to this Agreement shall be treated for all Tax purposes as adjustments to the Purchase Price.

Section 8.6  Survival of Covenants, Representations and Warranties.  Each of the covenants, representations and warranties of Seller in this Agreement or in any schedule, instrument or other document delivered pursuant to this Agreement shall survive the Closing Date and shall continue in force thereafter except as limited by Section 8.2(a); provided, that, the covenants in Section 5.9, Section 5.12 and Section 5.16 shall terminate on the 275th day following the Closing Date; and provided further, that, notwithstanding the termination of any covenant, Seller and Seller Subsidiary shall remain liable for any breach thereof that occurred prior to such termination.

ARTICLE IX

DEFINITIONS AND INTERPRETATION

Section 9.1  Definitions.  For all purposes of this Agreement, except as otherwise expressly provided or unless the context clearly requires otherwise:

“Acquisition Proposal” shall mean any proposal or offer made by any Person other than Purchaser to acquire all or any portion of the Purchased Assets or any capital stock of Seller or Seller Subsidiary, whether by merger, tender offer, exchange offer, sale of assets, license or similar transactions involving the Seller or Seller Subsidiary.

“Affiliate” shall have the meaning set forth in Rule 12b-2 promulgated under the Exchange Act.

“Agreement” or “this Agreement” shall mean this Asset Purchase Agreement, together with the Exhibits hereto and the Disclosure Schedule.

“Associate” shall have the meaning set forth in Rule 12b-2 promulgated under the Exchange Act.

“Assumed Contracts” shall mean (x) all contracts, Licenses and other agreements of Seller or Seller Subsidiary set forth on Exhibit E (as may be supplemented from time to time by Purchaser in its sole discretion prior to the Closing solely to add additional contracts, Licenses and other agreements), (y) such additional contracts or licenses of Seller or Seller Subsidiary as are selected by Purchaser by written notice to Seller and (z) such additional contracts, Licenses and other agreements as are assigned to Purchaser pursuant to Section 5.16.

“Assumed Liabilities” shall have the meaning ascribed thereto in Section 1.2.

“Assumption Agreement” shall have the meaning ascribed thereto in Section 1.1.

“Balance Sheet” shall mean the most recent audited balance sheet of the Seller and Seller Subsidiary in the Seller SEC Documents.

“Balance Sheet Date” shall mean December 31, 2005.

“Business” shall mean the research, development, marketing, sale, service and licensing of audio and optical disc technologies, products and services.

“Closing” shall mean the closing referred to in Section 2.1.

“Closing Date” shall mean the date on which the Closing occurs.

“Closing Quarter Royalty Payment” shall have the meaning ascribed thereto in Section 5.14.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Copyrights” shall mean U.S. and foreign registered and unregistered copyrights (including those in computer software and databases), rights of publicity and all registrations and applications to register the same.

“DGCL” shall mean the Delaware General Corporation Law.

“Disclosure Schedule” shall mean the disclosure schedule of even date herewith prepared and signed by the Seller and delivered to Purchaser simultaneously with the execution hereof.

“Effective Time” shall mean 10:00 a.m. local time on the Closing Date.

“Encumbrances” shall mean any and all liens, charges, security interests, options, claims, mortgages, pledges, proxies, voting trusts or agreements, obligations, understandings or arrangements or other restrictions on title, transfer or use of any nature whatsoever other than liens for taxes, assessments or other governmental charges which were incurred in the ordinary course of business and are not due and payable.

“Environmental Claim” shall mean any claim, action, cause of action, investigation or notice (written or oral) by any Person alleging actual or potential liability for investigatory, cleanup or governmental response costs, or natural resources or property damages, or personal injuries, attorney’s fees or penalties relating to (i) the presence, or release into the environment, of any Materials of Environmental Concern at any location owned or operated by the Seller or Seller Subsidiary, now or in the past, or (ii) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law.

“Environmental Law” shall mean each federal, state, local and foreign law and regulation relating to pollution, protection or preservation of human health or the environment including ambient air, surface water, ground water, land surface or subsurface strata, and natural resources, and including each law and regulation relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the manufacturing, processing, distribution, use, treatment, generation, storage, containment (whether above ground or underground), disposal, transport or handling of Materials of Environmental Concern, or the preservation of the environment or mitigation of adverse effects thereon and each law and regulation with regard to record keeping, notification, disclosure and reporting requirements respecting Materials of Environmental Concern.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Excluded Liabilities” shall have the meaning ascribed thereto in Section 1.3.

“GAAP” shall mean United States generally accepted accounting principles.

“Governmental Entity” shall mean a court, arbitral tribunal, administrative agency or commission or other governmental or other regulatory authority or agency.

“Intellectual Property” shall mean all of the following: Trademarks, Patents, ideas, Copyrights, domain names, Trade Secrets, know-how and Licenses.

“Liabilities” shall mean all liabilities and obligations, secured or unsecured, whether absolute, accrued, contingent, fixed or otherwise, whether known or unknown and whether or not due.

“Licenses” shall mean all licenses and agreements pursuant to which Seller or Seller Subsidiary has acquired rights in or to any Trademarks, Patents or Copyrights used by or for the benefit of Seller or Seller Subsidiary, or licenses and agreements pursuant to which Seller or Seller Subsidiary has licensed or transferred the right to use any Trademark, Patent or Copyright.

“Losses” shall mean any and all losses, Liabilities, claims, diminution of value, damages, judgments, settlements and expenses (including interest and penalties recovered by a third party with respect thereto and reasonable attorneys’ fees and expenses and reasonable accountants’ fees and expenses incurred in the investigation or defense of any of the same or in asserting, preserving or enforcing any of the rights of Purchaser arising under ARTICLE VIII) incurred by any of the Purchaser Indemnified Persons.

“Materials of Environmental Concern” shall mean chemicals; pollutants; contaminants; wastes; toxic or hazardous substances, materials and wastes; petroleum and petroleum products; asbestos and asbestos-containing materials; polychlorinated biphenyls; lead and lead-based paints and materials; and radon.

“Patents” shall mean issued U.S. and foreign patents and pending patent applications, patent disclosures, and any and all divisions, continuations, continuations-in-part, reissues, reexaminations, and extension thereof, any counterparts claiming priority there from, utility models, patents of importation/confirmation, certificates of invention and like statutory rights.

“Person” shall mean a natural person, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Entity or other entity or organization.

“Plan” shall have the meaning set forth in ERISA Section 3(3).

“Proxy Statement” shall have the meaning ascribed thereto in Section 3.6.

“Purchased Assets” shall have the meaning ascribed thereto in Section 1.1.

“Purchaser” shall have the meaning ascribed thereto in the Preamble.

“Purchaser Subsidiary” shall have the meaning ascribed thereto in the Preamble.

“Purchaser Indemnified Persons” shall mean Purchaser, Purchaser Subsidiary, each of their Affiliates and each of their officers, directors, employees, agents and representatives.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“SEC” shall mean the United States Securities and Exchange Commission.

“Seller” shall have the meaning ascribed thereto in the Preamble.

“Seller Common Stock” shall mean the common stock of Seller.

“Seller Intellectual Property” shall mean all Intellectual Property of Seller or Seller Subsidiary or used in connection with the Business.

“Seller Software” means all material computer programs and computer databases, other than off-the-shelf applications, which are owned or otherwise used by Seller or Seller Subsidiary.

“Seller SEC Documents” shall have the meaning ascribed thereto in Section 3.7.

“Seller Subsidiary” shall have the meaning ascribed thereto in the Preamble.

“Stockholder Approval” shall have the meaning ascribed thereto in Section 3.1.

“Subsidiary” shall mean, with respect to any Person, any corporation or other organization, whether incorporated or unincorporated, of which (a) at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such Person or by any one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries or (b) such Person or any other Subsidiary of such Person is a general partner (excluding any such partnership where such Person or any Subsidiary of such party does not have a majority of the voting interest in such partnership).

“Tax” or “Taxes” shall mean all taxes, charges, fees, duties, levies, penalties or other assessments imposed by any federal, state, local or foreign governmental authority, including income, gross receipts, excise, property, sales, gain, use, license, custom duty, unemployment, capital stock, transfer, franchise, payroll, withholding, social security, minimum estimated, profit, gift, severance, value added, disability, premium, recapture, credit, occupation, service, leasing, employment, stamp and other taxes, and shall include interest, penalties or additions attributable thereto or attributable to any failure to comply with any requirement regarding Tax Returns.

“Tax Return” shall mean any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any such document prepared on a consolidated, combined or unitary basis and also including any schedule or attachment thereto, and including any amendment thereof.

“Trademarks” shall mean U.S. and foreign registered and unregistered trademarks, trade dress, service marks, logos, trade names, corporate names and all registrations and applications to register the same including all common law rights and common law rights therein.

“Trade Secrets” shall have the meaning ascribed thereto in Section 3.18.

“Transactions” shall mean all the transactions provided for or contemplated by this Agreement.

“Transfer Taxes” shall mean all sales (including, without limitation, bulk sales), use, transfer, recording, ad valorem, privilege, documentary, gains, gross receipts, registration, conveyance, excise, license, stamp, duties or similar Taxes and fees.

“Transfer Tax Payor” shall mean the party which has primary legal responsibility for the payment of any particular Transfer Tax.

Section 9.2  Interpretation.

(a) When a reference is made in this Agreement to a section or article, such reference shall be to a section or article of this Agreement unless otherwise clearly indicated to the contrary.

(b) Whenever the words “include”, “includes” or “including” are used in this Agreement they shall be deemed to be followed by the words “without limitation.”

(c) The words “hereof”, “herein” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, and article, section, paragraph, exhibit and schedule references are to the articles, sections, paragraphs, exhibits and schedules of this Agreement unless otherwise specified.

(d) The meaning assigned to each term defined herein shall be equally applicable to both the singular and the plural forms of such term, and words denoting any gender shall include all genders. Where a word or phrase is defined herein, each of its other grammatical forms shall have a corresponding meaning.

(e) A reference to any party to this Agreement or any other agreement or document shall include such party’s successors and permitted assigns.

(f) A reference to any legislation or to any provision of any legislation shall include any amendment to, and any modification or re-enactment thereof, any legislative provision substituted therefor and all regulations and statutory instruments issued thereunder or pursuant thereto.

(g) The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

ARTICLE X

MISCELLANEOUS

Section 10.1  Fees and Expenses.  All costs and expenses incurred in connection with this Agreement and the consummation of the Transactions shall be paid by the party incurring such expenses, except as specifically provided to the contrary in this Agreement (including in the proviso of Section 2.2 and in Section 7.2) and except that all Transfer Taxes arising out of, in connection with or attributable to the transactions effected pursuant to this Agreement shall be borne and paid by Seller. The Transfer Tax Payor shall prepare and timely file all relevant Tax Returns required to be filed in respect of such Transfer Tax, pay the Transfer Tax shown on such Tax Return, and notify the other parties in writing of the Transfer Tax shown on such Tax Return and how such Transfer Tax was calculated, and if the Transfer Tax Payor is Purchaser or its Affiliates, Seller shall, except as set forth in the following sentence, reimburse the Transfer Tax Payor for the amount of such Transfer Tax in immediately available funds within ten (10) business days of receipt of such notice. Notwithstanding the preceding sentence, Purchaser shall be responsible for Transfer Taxes incurred with respect to the transfer by Seller to Purchaser of tangible personal property having a fair market value of up to $20,000 U.S. and, to the extent Transfer Taxes with respect to the transfer by Seller to Purchaser of tangible personal property having a fair market value of up to $20,000 U.S. are paid by Seller, Purchaser shall reimburse Seller in respect of such Transfer Taxes by wire transfer of immediately available funds within ten (10) business days of receipt of notice and proof of payment from Seller.

Section 10.2  Amendment and Modification.  Subject to the revision of Schedule E by Purchaser as contemplated by the definition of “Assumed Contracts,” this Agreement may be amended, modified and supplemented in any and all respects, but only by a written instrument signed by all of the parties hereto expressly stating that such instrument is intended to amend, modify or supplement this Agreement.

Section 10.3  Notices.  All notices and other communications hereunder shall be in writing and shall be deemed given when mailed, delivered personally, telecopied (which is confirmed) or sent by an overnight courier service, such as Federal Express, to the parties at the following addresses (or at such other address for a party as shall be specified by such party by like notice):

if to Purchaser or Purchaser Subsidiary, to:

DTS, Inc.
5171 Clareton Drive
Agoura Hills, CA 91301
Attention: General Counsel
Telephone: (818) 706-3525
Telecopy: (818) 824-2470

with a copy to:

Heller Ehrman
4350 La Jolla Village
Seventh Floor
San Diego, CA 92122
Attention: Kirt Shuldberg, Esq.
Telephone: (858) 450-5766
Telecopy: (858) 587-5928

And

if to Seller or Seller Subsidiary, to:

Spatializer Audio Laboratories, Inc.
4215 Tierra Rejada Rd.
PMB 159
Moorpark, CA 93021
Attention: Henry Mandell, CEO
Telephone:
Telecopy:

With a copy to:

Reed Smith LLP
1901 Avenue of the Stars
Suite 700
Los Angeles, California 90062
Attention: John Iino, Esq.
Telephone: (310) 734-5200
Telecopy: (310) 734-5299

Section 10.4  Counterparts.  This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties.

Section 10.5  Entire Agreement; No Third Party Beneficiaries.  This Agreement (a) constitutes the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and thereof and (b) are not intended to confer upon any Person other than the parties hereto and the Purchaser Indemnified Persons any rights or remedies hereunder.

Section 10.6  Severability.  Any term or provision of this Agreement that is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction or other authority declares that any term or provision hereof is invalid, void or unenforceable, the parties agree that the court making such determination shall have the power to reduce the scope, duration, area or applicability of the term or provision, to delete specific words or phrases, or to replace any invalid, void or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision.

Section 10.7  Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of California without giving effect to the principles of conflicts of law thereof; provided, that, the General Corporation Law of the State of Delaware shall apply to the extent applicable.

Section 10.8  Enforcement; Venue.  The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of California or in California state court, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any Federal or state court located in the County of Los Angeles, California in the event any dispute arises out of this Agreement or any of the Transactions, (b) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it shall not bring any action relating to this Agreement or any of the Transactions in any court other than a Federal or state court sitting in the County of Los Angeles, California.

Section 10.9  Time of Essence.  Each of the parties hereto hereby agrees that, with regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

Section 10.10  Extension; Waiver.  At any time prior to the Closing Date, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties of the other parties contained in this Agreement or in any document delivered pursuant to this Agreement or (c) waive compliance by the other parties with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

Section 10.11  Election of Remedies.  Neither the exercise of nor the failure to exercise a right or to give notice of a claim under this Agreement will constitute an election of remedies or limit Purchaser or any of the Purchaser Indemnified Persons in any manner in the enforcement of any other remedies that may be available to any of them, whether at law or in equity.

Section 10.12  Assignment.  Neither this Agreement not any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written content of the other parties, except that Purchaser may assign, in its sole discretion, any or all of its rights and interests hereunder to any direct or indirect wholly owned Subsidiary of Purchaser. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

Section 10.13  Joint and Several Liability.  Purchaser and Purchaser Subsidiary shall be jointly and severally liable for all obligations of Purchaser Subsidiary hereunder or under any agreement executed by Purchaser Subsidiary and delivered to Seller at the Closing, including without limitation the Assumption Agreement.

IN WITNESS WHEREOF, Purchaser, Purchaser Subsidiary, Seller and Seller Subsidiary have executed this Agreement or caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first written above.

DTS, INC.

By:	/s/ JON E. KIRCHNER
Name: Jon Kirchner

Title:	President & Chief Executive Officer

DTS BVI LIMITED

By:	/s/ JON E. KIRCHNER
Name: Jon E. Kirchner

Title:	Chairman

SPATIALIZER AUDIO LABORATORIES, INC.

By:	/s/ HENRY R. MANDELL
Name: Henry R. Mandell

Title:	Chairman

DESPER PRODUCTS, INC.

By:	/s/ HENRY R. MANDELL
Name: Henry R. Mandell

Title:	President

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MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6	000004 Least Address Line	000000000.000 ext 000000000.000 ext 000000000.000 ext 000000000.000 ext 000000000.000 ext 000000000.000 ext 000000000.000 ext C 1234567890 J N T

☐	Mark this box with an X if you have made changes to your name or address details above.

    Annual Meeting Proxy Card

The board of directors recommends a vote FOR the proposal described under proposal 1, proposal 2 and Proposal 4 below and FOR the nominee listed in Proposal 3.

		For	Against	Abstain

1.	To approve the sale of all or substantially all of the assets of Spatializer and Dasper Products, Inc., a wholly owned subsidiary of Spatializer, to DTS, Inc. and DTS BVI, Limited pursuant to the Asset Purchase Agreement.	☐	☐	☐

		For	Against	Abstain

2.	Assuming Proposal 1 is approved, to approve the dissolution of Spatializer.	☐	☐	☐

		For	Withhold

3.	To elect Henry R. Mandell as a Director of Spatializer to serve until the Annual Meeting of Stockholders to be held in 2007.	☐	☐

		For	Against	Abstain

4.	To ratify the selection of Farber & Hass LLP as independent auditors of Spatializer for its fiscal year ending December 31, 2007.	☐	☐	☐	For planning purposes, please mark this box if you plan to attend the Annual Meeting:	☐

Authorized Signatures — Sign Here — This section must be completed for your instructions to be executed.
NOTE: Please sign exactly as your name appears herein. Joint owners should each sign personally. A corporation should sign full corporate name by duly authorized officers and affix corporate seal. When signing as attorney, executor, administrator, trustee, or guardian, give full title as such.

Date (mm/dd/yyyy)	Signature 1 - Please keep signature within the box	Signature 2 - Please keep signature within the box

☐☐ / ☐☐ / ☐☐☐☐

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0 1 1 3 6 3 1	1 U P X	C O Y
001CD40001                    00NA5D

      Proxy — SPATIALIZER AUDIO LABORATORIES, INC.

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD JANUARY 24, 2007
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned hereby appoints Henry R. Mandell as proxy and attorney-in-fact of the undersigned, with full power of substitution, to represent and vote, as designated below, all shares of common stock of Spatializer Audio Laboratories, Inc. (“Spatializer”) which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Spatializer to be held on Wednesday, January 24, 2007 at 4:00 p.m. at the offices of Reed Smith LLP, 1901 Avenue of the Stars, Suite 700, Los Angeles, California 90067, and at any adjoumments or postponements thereof.
THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” EACH OF PROPOSAL 1, PROPOSAL 2 AND PROPOSAL 4 AND “FOR” THE NOMINEE LISTED IN PROPOSAL 3, AND IN THE DISCRETION OF THE PROXY HOLDER WITH RESPECT TO ANY OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.
PLEASE RETURN PROMPTLY IN ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE U.S.
(Continued on reverse side)